Filed Pursuant to Rule 424(b)(7)

Registration No. 333-271358

PROSPECTUS

Digital Ally, Inc.

Up to 1,925,000 Shares of Common Stock

Consisting of

Up to 800,000 Shares of Common Stock Issuable Upon Conversion of Senior Secured Convertible Notes

Up to 375,000 Shares of Common Stock Issuable Upon Exercise of Tranche 1 Common Stock Purchase Warrants

Up to 375,000 Shares of Common Stock Issuable Upon Exercise of Tranche 2 Common Stock Purchase Warrants

Up to 375,000 Shares of Common Stock Issuable Upon Exercise of Tranche 3 Common Stock Purchase Warrants

The selling shareholders named in this prospectus (each a “Selling Stockholder” and collectively the “Selling Stockholders”) may use this prospectus to offer and resell from time to time up to 1,925,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of Digital Ally, Inc. (the “Company”, “we”, “us” or “our”), which consists of (i) an aggregate of 800,000 shares of Common Stock (the “Conversion Shares”), issuable upon full conversion of Senior Secured Convertible Notes, as amended (the “Notes”) issued to two of the Selling Stockholders on April 5, 2023, without obtaining Stockholder Approval (as defined in that certain Securities Purchase Agreement, dated as of April 5, 2023, by and between the Company and such Selling Stockholders), and using an assumed conversion price of $3.75 per share (ii) an aggregate of 1,125,000 shares of Common Stock (the “Warrant Shares”), consisting of shares of Common Stock issuable upon exercise of six common stock purchase warrants issued to Selling Stockholders on April 5, 2023 (the “Warrants”). The Notes, the Conversion Shares, the Warrants, and the Warrant Shares are collectively referred to herein as the “Securities.”

The Note, and the Warrants were each issued to the applicable Selling Stockholders in connection with private placement offerings pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder. For additional information regarding the issuance of the Securities, see “Private Placements” beginning on page 35.

This prospectus also covers any additional shares of Common Stock that may become issuable upon any anti-dilution adjustment pursuant to the terms of the Note and the Warrants issued to the applicable Selling Stockholders by reason of stock splits, stock dividends, and other events described therein.

The Conversion Shares and the Warrant Shares will be resold from time to time by the Selling Stockholders listed in the section titled “Selling Stockholders” beginning on page 35.

The Selling Stockholders, or their respective transferees, pledgees, donees or other successors-in-interest, may sell the Conversion Shares and the Warrant Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders may sell any, all or none of the shares of Common Stock offered by this prospectus, and we do not know when or in what amount the Selling Stockholders may sell their Conversion Shares or Warrant Shares hereunder following the effective date of this registration statement. We provide more information about how a Selling Stockholder may sell such shares of Common Stock in the section titled “Plan of Distribution” on page 44.

We are registering the Conversion Shares and the Warrant Shares on behalf of the Selling Stockholders, to be offered and sold by them from time to time. While we will not receive any proceeds from the sale of our Common Stock by the Selling Stockholders in the offering described in this prospectus, we will receive an average of $6.50 per share upon the cash exercise of each of the Warrants. Upon exercise of the Warrants for all 1,125,000 Warrant Shares by payment of cash, however, we will receive aggregate gross proceeds of $7.3 million. However, we cannot predict when and in what amounts or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds. We have agreed to bear all of the expenses incurred in connection with the registration of the Conversion Shares and the Warrant Shares. The Selling Stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Conversion Shares and the Warrant Shares.

Our Common Stock is currently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “DGLY.” On April 19, 2023, the last reported sale price of our Common Stock on Nasdaq was $3.72 per share.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this and future filings.

This offering will terminate on the earlier of (i) the date when all of the Securities registered hereunder have been sold pursuant to this prospectus or Rule 144 under the Securities Act, and (ii) the date on which all of such securities may be sold pursuant to Rule 144 without volume or manner-of-sale restrictions, unless we terminate it earlier.

Investing in our Common Stock involves risks. You should carefully review the risks described under the heading “Risk Factors” beginning on page 17 and in the documents which are incorporated by reference herein before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 15, 2023.

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ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the Selling Stockholders may offer from time to time up to 1,925,000 shares of Common Stock, consisting of (i) up to 800,000 Conversion Shares, without obtaining Stockholder Approval (as defined in that certain Securities Purchase Agreement, dated as of April 5, 2023, by and between the Company and such Selling Stockholder), and (ii) up to 1,125,000 Warrant Shares. You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the shares of Common Stock offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the U.S. Securities and Exchange Commission (the “SEC”), is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the shares of Common Stock may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of shares of Common Stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

When used herein, unless the context requires otherwise, references to “DGLY,” “Company,” “we,” “our” and “us” refer to Digital Ally, Inc., a Nevada corporation.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement or amendment and the information incorporated by reference in this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, including any potential strategic transaction involving us, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The forward-looking statements in this prospectus, the applicable prospectus supplement or any amendments thereto and the information incorporated by reference in this prospectus represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data sources involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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PROSPECTUS SUMMARY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

Our Company

We were incorporated in Nevada on December 13, 2000 as Vegas Petra, Inc. From that date until November 30, 2004, when we entered into a Plan of Merger with Digital Ally, Inc., a Nevada corporation which was formerly known as Trophy Tech Corporation (the “Predecessor Registrant”), we had not conducted any operations and were a closely-held company. In conjunction with the merger, we were renamed Digital Ally, Inc.

On January 2, 2008, we commenced trading on the Nasdaq Capital Market under the symbol “DGLY.” We conduct our business from 14001 Marshall Drive, Lenexa, Kansas 66215. Our telephone number is (913) 814-7774. Our website address is www.digitalallyinc.com. The contents of, or information accessible through, our website are not part of this Report for purposes of this prospectus. We make our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports, as well as beneficial ownership filings available free of charge on our website as soon as reasonably practicable after we file such reports with, or furnish such reports to, the SEC. Our filings with the SEC are available to the public through the SEC’s website at www.sec.gov.

On August 23, 2022 (the “Effective Time”), the Predecessor Registrant merged with and into its wholly owned subsidiary, DGLY Subsidiary Inc., a Nevada corporation (the “Registrant”), pursuant to an agreement and plan of merger, dated as of August 23, 2022 (the “Merger Agreement”), between the Predecessor Registrant and the Registrant, with the Registrant as the surviving corporation in the merger (such transaction, the “Merger”). At the Effective Time, Articles of Merger were filed with the Secretary of State of the State of Nevada, pursuant to which the Registrant was renamed “Digital Ally, Inc.” and, by operation of law, succeeded to the assets, continued the business and assumed the rights and obligations of the Predecessor Registrant immediately prior to the Merger. Under the Nevada Revised Statutes, shareholder approval was not required in connection with the Merger Agreement or the transactions contemplated thereby.

At the Effective Time, pursuant to the Merger Agreement, (i) each outstanding share of Predecessor Registrant’s common stock, par value $0.001 per share (the “Predecessor Common Stock”) automatically converted into one share of common stock, par value $0.001 per share, of the Registrant (“Registrant Common Stock”), (ii) each outstanding option, right or warrant to acquire shares of Predecessor Common Stock converted into an option, right or warrant, as applicable, to acquire an equal number of shares of Registrant Common Stock under the same terms and conditions as the original options, rights or warrants, and (iii) the directors and executive officers of the Predecessor Registrant were appointed as directors and executive officers, as applicable, of the Registrant, each to serve in the same capacity and for the same term as such person served with the Predecessor Registrant immediately before the Merger.

For the purposes of this prospectus, unless the context otherwise requires, (i) the term “our,” or “us” refers to the Predecessor Registrant and its subsidiaries with respect to the period prior to the Effective Time and to the Registrant and its subsidiaries with respect to the period on and after the Effective Time; (ii) as of any period prior to the Effective Time, references to the “directors” mean the directors of the Predecessor Registrant, and, as of any period at and after the Effective Time, the directors of the Registrant, (iii) as of any period prior to the Effective Time, references to “stockholders” mean the holders of Predecessor Common Stock, and, as of any period at and after the Effective Time, the holders of Registrant Common Stock, and (iv) as of any period prior to the Effective Time, references to “Common Stock” means the Predecessor Common Stock, and, as of any period at and after the Effective Time, Registrant Common Stock.

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The business of the Registrant, Digital Ally, Inc. (with its wholly-owned subsidiaries, Digital Ally International, Inc., Shield Products, LLC, Digital Ally Healthcare, LLC, TicketSmarter, Inc., Worldwide Reinsurance, Ltd., Digital Connect, Inc., BirdVu Jets, Inc., Kustom 440, Inc., and its majority-owned subsidiary Nobility Healthcare, LLC, collectively, “Digital Ally,” “Digital,” and the “Company”), is divided into three reportable operating segments: 1) the Video Solutions Segment, 2) the Revenue Cycle Management Segment and 3) the Entertainment Segment. The Video Solutions Segment is our legacy business that produces digital video imaging, storage products, disinfectant and related safety products for use in law enforcement, security and commercial applications. This segment includes both service and product revenues through our subscription models offering cloud and warranty solutions, and hardware sales for video and health safety solutions. The Revenue Cycle Management Segment provides working capital and back-office services to a variety of healthcare organizations throughout the country, as a monthly service fee. The Entertainment Segment acts as an intermediary between ticket buyers and sellers within our secondary ticketing platform, ticketsmarter.com, and we also acquire tickets from primary sellers to then sell through various platforms. The accounting guidance on Segment Reporting establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information of those segments to be presented in financial statements. The following table sets forth the Company’s total revenue and the revenue derived from each reportable operating segment:

	Years Ended December 31,
	2022	2021
Net Revenues:
Video Solutions	$8,252,288	$9,073,626
Revenue Cycle Management	7,886,107	1,630,048
Entertainment	20,871,500	10,709,760
Total Net Revenues	$37,009,895	$21,413,434

Video Solutions Operating Segment

Within our video solutions operating segment we supply technology-based products utilizing our portable digital video and audio recording capabilities for the law enforcement and security industries and for the commercial fleet and mass transit markets. We have the ability to integrate electronic, radio, computer, mechanical, and multi-media technologies to create positive solutions to our customers’ requests. Our products include: the EVO-HD, DVM-800 and DVM-800 Lite, which are in-car digital video systems for law enforcement and commercial markets; the FirstVu body-worn camera line, consisting of the FirstVu Pro, FirstVu II, and the FirstVu HD; our patented and revolutionary VuLink product which integrates our body-worn cameras with our in-car systems by providing hands-free automatic activation for both law enforcement and commercial markets; the FLT-250, DVM-250, and DVM-250 Plus, which are our commercial line of digital video mirrors that serve as “event recorders” for the commercial fleet and mass transit markets; and FleetVu and VuLink, which are our cloud-based evidence management systems. We further diversified and broadened our product offerings in 2020, by introducing two new lines of branded products: (1) the ThermoVu® which is a line of self-contained temperature monitoring stations that provides alerts and controls facility access when an individual’s temperature exceeds a pre-set threshold and (2) our Shield™ disinfectants and cleansers which are for use against viruses and bacteria.

Our video solutions segment revenue encompasses video recording products and services for our law enforcement and commercial customers and the sale of ShieldTM disinfectant and personal protective products. This segment generates revenues through our subscription models offering cloud and warranty solutions, and hardware sales for video and personal protective safety products and solutions. Revenues for product sales are recognized upon delivery of the product, and revenues from our cloud and warranty subscription plans are deferred over the term of the subscription, typically 3 or 5 years.

Revenue Cycle Management Operating Segment

We entered the revenue cycle management business late in the second quarter of 2021 with the formation of our wholly owned subsidiary, Digital Ally Healthcare, Inc. and its majority-owned subsidiary Nobility Healthcare, LLC (“Nobility Healthcare”). Nobility Healthcare completed its first acquisition on June 30, 2021, when it acquired a private medical billing company, and has since completed three more acquisitions of private medical billing companies, in which we assist in providing working capital and back-office services to healthcare organizations throughout the country. Our assistance consists of insurance and benefit verification, medical treatment documentation and coding, and collections. Through our expertise and experience in this field, we aim to maximize our customers’ service revenues collected, leading to substantial improvements in their operating margins and cash flows.

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Our revenue cycle management segment consists of our medical billing subsidiaries. Revenues of this segment are recognized after we perform the obligations of our revenue cycle management services. Our revenue cycle management services are services, performed and charged monthly, generally based on a contractual percentage of total customer collections, for which we recognize our net service fees.

Entertainment Operating Segment

We have also entered into live entertainment and events ticketing services through the formation of our wholly owned subsidiary, TicketSmarter, Inc. (“TicketSmarter”) and its completed acquisitions of Goody Tickets, LLC and TicketSmarter, LLC, on September 1, 2021. TicketSmarter provides ticket sales, partnerships, and mainly, ticket resale services through its online ticketing marketplace for live events, TicketSmarter.com. TicketSmarter offers tickets for over 125,000 live events through its platform, for a wide range of events, including concerts, sporting events, theatres, and performing arts, throughout the country.

Our entertainment operating segment consists of ticketing services provided through TicketSmarter and its online platform, TicketSmarter.com. Revenues of this segment include ticketing service charges generally determined as a percentage of the face value of the underlying ticket and ticket sales from our ticket inventory which are recognized when the underlying tickets are sold. Ticketing direct expenses include the cost of tickets purchased for resale by the Company and held as inventory, credit card fees, ticketing platform expenses, website maintenance fees, along with other administrative costs.

Our Video Operating Segment Products and Services

Through our video operating segment we supply technology-based products utilizing our portable digital video and audio recording capabilities for the law enforcement and security industries and for the commercial fleet and mass transit markets. We have the ability to integrate electronic, radio, computer, mechanical, and multi-media technologies to create positive solutions to our customers’ requests. Our products include: the EVO-HD, DVM-800 and DVM-800 Lite, which are in-car digital video systems for law enforcement and commercial markets; the FirstVu body-worn camera line, consisting of the FirstVu Pro, FirstVu, and the FirstVu HD; our patented and revolutionary VuLink product integrates our body-worn cameras with our in-car systems by providing hands-free automatic activation for both law enforcement and commercial markets; the FLT-250, DVM-250, and DVM-250 Plus, which are our commercial line of digital video mirrors that serve as “event recorders” for the commercial fleet and mass transit markets; and FleetVu and VuLink, which are our cloud-based evidence management systems. We further diversified and broadened our product offerings in 2020, by introducing two new lines of branded products: (1) the ThermoVu® which is a line of self-contained temperature monitoring stations that provides alerts and controls facility access when an individual’s temperature exceeds a pre-set threshold and (2) our Shield™ disinfectants and cleansers which are for use against viruses and bacteria.

In-Car Digital Video Mirror System for Law Enforcement – EVO-HD, DVM-800 and DVM-800 Lite

In-car video systems for patrol cars are a necessity and have generally become standard. Current systems are primarily digital based systems with cameras mounted on the windshield and the recording device generally in the trunk, headliner, dashboard, console or under the seat of the vehicle.

The Company launched its in-car digital video platform under the name EVO-HD during the second quarter of 2019. The EVO-HD is a revolutionary in-car system that delivers versatility and reliability for law enforcement.

With built-in, patented auto-activation technology, EVO-HD captures multiple recording angles in sync from a FirstVu PRO or FirstVu HD body-worn camera and up to four HD in-car cameras – all from a single trigger. The EVO-HD maximizes space and offers top-end reliability when paired with remote service capabilities. An internal cell modem will allow for connectivity to the VuVault.net cloud, powered by Amazon Web Services (“AWS”) and real time metadata when in the field.

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The Company offers the DVM-800, a continuation in the family of highly successful digital video mirrored (DVM) systems developed by the Company. The DVM-800 is a time-tested, compact, powerful and easy-to-use solution designed for law enforcement. The DVM-800 system has built-in road and driver facing cameras and can record up to two external HD cameras. The DVM-800 is compatible with the patented VuLink® auto-activation technology and can be paired with a FirstVu HD body-worn camera.

The Company also offers the DVM-800 Lite, an entry level system is a self-contained video recorder, microphone and digital storage system that is integrated into a rear-view mirror and is designed for law enforcement. The system can record up to two internal HD cameras.

In-Car Digital Video “Event Recorder” System – DVM-250 Plus and FLT-250 for Commercial Fleets

Digital Ally provides commercial fleets and commercial fleet managers with the digital video tools that they need to increase driver safety, track assets in real-time and minimize the company’s liability risk while enabling fleet managers to operate the fleet at an optimal level. We market a product designed to address these commercial fleet markets with our DVM-250 Plus and FLT-250 event recorders that provide various types of commercial fleets with features and capabilities that are fully-customizable and consistent with their specific application and inherent risks.

The DVM-250 Plus is a part of the DVM family and is designed for commercial fleets featuring built-in digital audio and video recording technology and other features to provide commercial fleet managers unmatched driver and asset management – all while aiming to deliver the return on investment that matters most: the safety and security of drivers and passengers. The DVM-250 Plus is designed to capture events, such as wrecks and erratic driving or other abnormal occurrences, for evidentiary or training purposes. The commercial fleet markets may find our units attractive from both a feature and a cost perspective compared to other providers. Due to our marketing efforts, commercial fleets are beginning to adopt this technology, and in particular, the ambulance and taxi-cab markets.

In the first quarter of 2021, Digital Ally released the FLT-250, offering the same great features of the DVM-250 Plus in a new compact, non-mirrored form factor that allows for multiple mounting options in any vehicle type for commercial fleets. We believe that, due to non-mirror-based aspect of this product, the FLT-250 will become more attractive for our potential customers, as it is a much simpler plug and play option compared to mirror-based products.

Digital Ally offers a suite of data management web-based tools to assist fleet managers in the organization, archival, and management of videos and telematics information. Within the suite, there are powerful mapping and reporting tools that are intended to optimize efficiency, serve as training tools for teams on safety, and, ultimately, generate a significant return on investment for the organization.

We expect the EVO-HD to become the platform for a new family of in-car video solution products for the commercial markets. The innovative EVO-HD technology is expected to replace the current in-car mirror-based systems with a miniaturized system that can be custom-mounted in the vehicle, while offering numerous hardware configurations to meet the varied needs and requirements of our commercial customers. In its commercial market application, the EVO-HD can support up to four HD cameras, with two cameras having pre-event and ECA capabilities to allow customers to review entire shifts. An internal cell modem will allow for connectivity to the FleetVu Manager cloud-based system for commercial fleet tracking and monitoring, which is powered by AWS and real time metadata when in the field.

Body-Worn Digital Video System – FirstVu Pro, FirstVu II, and FirstVu HD for Law Enforcement and Private Security

During 2021, Digital Ally launched two next generation body-worn cameras and docking stations, refreshing the Company’s complete ecosystem of evidence recording devices. The latest body worn camera launched by the Company is the FirstVu Pro, the Company’s flagship product in its family of next generation of technology. The light weight, one-piece unit captures full HD video and audio, while offering industry leading features such as live streaming, a full-color touchscreen display, an advanced image sensor with IR LEDs, proprietary image distortion reduction, IP67 rated resisting dust and wind and is water submersible for 30 minutes at a depth of 3 feet. It is also MIL-STD-810G compliant capable of handling drops, shock, and vibration, and will function flawlessly in a wide temperature range.

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In addition to the FirstVu Pro, Digital Ally also added the FirstVu II to its family of next generation technology. The FirstVu II is a one-piece device offering industry leading technology such as an articulating camera head, a full-color display, an advanced image sensor, and GPS. It can be used in law enforcement, private and event security and commercial segments.

Digital Ally still carries the FirstVu HD, the two-piece body-worn camera which allows for multiple mounting options while minimizing space and weight. It can be used in law enforcement, private and event security and commercial segments. This system is also a derivative of our in-car video systems, but is much smaller and lighter and more rugged and water-resistant to handle a hostile outdoor environment. The FirstVu HD can be used in many applications in addition to law enforcement and private security and is designed specifically to be clipped to an individual’s pocket or other outer clothing. The unit is self-contained and requires no external battery or storage devices. Our FirstVU HD integrates with our in-car video systems through our patented VuLink system allowing for automatic activation of both systems.

With the newly introduced body-worn cameras, Digital Ally also introduced two new QuickVu docking stations compatible with the FirstVu PRO and FirstVu II body-worn cameras. The QuickVu docking stations provide a comprehensive and elegant solution for storing and charging body cameras while uploading video evidence to the cloud. QuickVu also allows for rapid reviewing of footage right from the interactive touchscreen display, and is available in eight or twenty-four individual docking bays. For docking with the FirstVu HD body-worn cameras, Digital Ally offers a 12-bay docking station and Mini-Docks. The 12-bay docking station includes a 1TB local memory hard drive which simultaneously upload 4 hours of video from 12 FirstVu HD cameras within a 15-minute shift change and push configuration updates. The Mini-Dock is a single unit, portable smart dock that uploads video evidence to VuVault from a FirstVu HD body camera.

Auto-activation and Interconnectivity Between In-car Video Systems and Body-worn Camera Products – VuLink for Law Enforcement

Recognizing a critical limitation in law enforcement camera technology, we pioneered the development of our VuLink ecosystem that provides intuitive auto-activation functionality as well as coordination between multiple recording devices. The United States Patent and Trademark Office (the “USPTO”) has recognized these pioneering efforts by granting us multiple patents with claims covering a variety of triggers, including emergency lights and sirens, extreme acceleration or braking, g-force or any 12-volt relay. Additionally, the awarded patent claims cover automatic coordination between multiple recording devices. Prior to our VuLink ecosystem, officers had to manually activate each device while responding to emergency scenarios, a requirement that both decreased the usefulness of the existing camera systems and diverted officers’ attention during critical moments.

EVO Web and FleetVu Manager

EVO Web is a web-based software, powered by and hosted on the AWS GovCloud platform, that enables police departments and security agencies to manage digital video evidence quickly and easily. EVO Web is capable of playing back, reviewing, downloading, archiving, unit configuration and management, running customizable reports and maintaining a chain of custody logs. AWS is the most secure cloud platform on the market with features that go beyond simply storing and reviewing video evidence. AWS GovCloud platform is trusted by the Department of Justice, Defense Digital Services for the US Air Force, U.S. Department of Treasury, and U.S. Department of Homeland Security. Our products that are compatible with EVO Web include: FirstVu Pro, FirstVu II, FirstVu HD, QuickVu, EVO-HD, DVM-800 and DVM-800 Lite.

FleetVu Manager is a web-based software that provides commercial fleet managers with the tools to increase driver safety, track assets in real-time and minimize their companies’ liability risks. FleetVu Manager is able to generate driver reports, identify at risk behaviors before an incident takes place, and enable commercial fleet managers to manage the entire fleet through a single, easy to use platform. Our products compatible with FleetVu Manager include: DVM-250 and FLT-250.

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ShieldTM Heath Protection Products

The Company’s ShieldTM brand offers a variety of products to help keep you safe, including; Shield Cleansers, ThermoVu, Shield Electrostatic Sprayer, Shied Disinfectant, and a variety of personal protection equipment including masks, gloves and sanitizer wipes.

Shield Cleansers is a full line of safe and effective hypochlorous acid (HOCl) based products - and is free of toxic bleach, ammonia, methanol, ethanol, and alcohol ingredients. Shield Disinfectant is EPA approved and has shown effectiveness against SARS-COV-2, the virus that causes the novel COVID-19 disease. Other products in the Shield brand include animal wellness products, wound care, and household cleaning solutions.

ThermoVu is a non-contact temperature-screening instrument that measures temperature through the wrist and controls entry to facilities when temperature measurements exceed pre-determined parameters. ThermoVu has optional features such as facial recognition to improve facility security by restricting access based on temperature and/or facial recognition reasons. ThermoVu provides an instant pass/fail audible tone with its temperature display and controls access to facilities based on such results.

Shield Electrostatic Sprayer is a compact and lightweight disinfecting sprayer utilizing electrostatic induction. The charged particles repel each other and affix to surfaces more evenly, eliminating large droplets for better disinfecting coverage. It is ideal for use in office buildings, schools, and other populated areas.

The Company has been distributing other personal protective equipment and supplies, since the second quarter of 2021, such as masks and gloves to supplement its Shield brand of products to health care workers as well as other consumers, consisting of vinyl and nitrile gloves, level 3 and N95 NIOSH certified face masks, and disposable wipes.

Our Revenue Cycle Management Operating Segment Products and Services

Through our revenue cycle management segment, we provide assistance in providing working capital and back-office services to healthcare organizations throughout the country. Our RCM operating segment services consist of insurance and benefit verification, medical treatment documentation and coding, and collections. Through our expertise and experience in this field, we maximize our customers’ service revenues collected, leading to substantial improvements in their operating margins and cash flows. We generally receive a service fee based on a percentage of the service revenues collected by our customers.

Our Entertainment Operating Segment Products and Services

Through our entertainment segment, we provide customers with access to the online live event ticketing marketplace through our online platform - TicketSmarter.com. Offering over 48 million tickets for sale for over 125,000 live events, TicketSmarter is a national ticket marketplace offering tickets for live events featuring sports, concerts and theatre. TicketSmarter is the official ticket resale partner of more than 35 collegiate conferences, over 300 universities, and hundreds of events and venues.

Our entertainment operating segment primarily receives compensation for its services generally determined as a percentage of the face-value of the tickets being purchased. Our entertainment operating segment also provides customers with access to tickets which it has purchased or received in return for its sponsorship or partnership from the venue, event or owner.

Market and Industry Overview – Video Solutions Operating Segment

Our video solutions segment has historically had a primary market of domestic and international law enforcement agencies. We have since expanded our scope by pursuing the commercial fleet vehicle and mass transit markets. Additionally, we have expanded into event security services where we provide the hardware and software to supplement private security for NASCAR races, football and other sporting events, concerts and other events where people gather. We continue to further expand our focus on private security, homeland security, mass transit, healthcare, general retail, educational, general consumer and other commercial markets. In that regard, we have several installations involving private security on cruise ships and similar markets. We believe there are many potential private uses of our product offerings. We continue to have sales in the commercial fleet and ambulance service provider market, confirming that our DVM-250 Plus and FLT-250 products and FleetVu Manager can become a significant revenue producer for us. Additionally, our body-worn cameras have applications in law enforcement, along with private and event security, as well as commercial segments. With the recent acquisitions we completed in 2021, we hope to utilize the connections we now have to live events, stadiums, and arenas, as well as new medical connections.

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Market and Industry Overview – Revenue Cycle Management Operating Segment

Our revenue cycle management segment consists of end-to-end revenue cycle management services that focuses on claim reimbursement billing, verification, and related services to medical providers throughout the country. We offer agreements with customers in which we provide our services and bill the customers monthly for our services. The healthcare industry in the United States represents a strong portion of the United States’ economy, offering a robust market for these services. Our current market includes many diverse specialties, including radiology, oncology, orthopedics, pediatrics, internal medicine, and cardiology. We continue to investigate ways to expand our market reach, although can make no assurances in that regard.

Market and Industry Overview – Entertainment Operating Segment

Our entertainment segment refers to the sale of event tickets primarily through our online and mobile platforms. We will buy inventory of event ticket to then sell tickets through various platforms, including our own. Our resale services refer to the sale of tickets by a holder, who originally obtained the tickets directly from a venue or entity, through our platform in which we then collect services fees on the transaction. This is commonly referred to as secondary ticketing. We work directly with consumers looking to buy or sell event tickets for particular shows, concerts, games, and other events, allowing a simple and effective platform to move tickets. We also currently partner with more than 35 collegiate conferences, over 300 universities, and hundreds of events and venues.

Competition - Video Solutions Operating Segment

Our video solutions segment, consisting of law enforcement and security surveillance markets, is extremely competitive. Competitive factors in these industries include ease of use, quality, portability, versatility, reliability, accuracy and cost. There are direct competitors with technology and products in the law enforcement and surveillance markets for all of our products, including those that are in development. Many of these competitors have significant advantages over us, including greater financial, technical, marketing and manufacturing resources, more extensive distribution channels, larger customer bases and faster response times to adapt new or emerging technologies and changes in customer requirements. Our primary competitors in the in-car video systems market include L-3 Mobile-Vision, Inc., Coban Technologies, Inc., Enforcement Video, LLC d/b/a WatchGuard Video (“WatchGuard”), Kustom Signals, Panasonic System Communications Company, International Police Technologies, Inc. and a number of other competitors who sell, or may in the future sell, in-car video systems to law enforcement agencies. Our primary competitors in the body-worn camera market include Axon Enterprises, Inc. (“Axon”), Reveal Media, WatchGuard, and VieVU, Inc., which was acquired by Axon in 2018. We face similar and intense competitive factors for our event recorders in the commercial fleet and private security markets as we do in the law enforcement and security surveillance markets. There can be no assurance that we will be able to compete successfully in these markets. Further, there can be no assurance that new and existing companies will not enter the law enforcement and security surveillance markets in the future. The commercial fleet security and surveillance markets likewise are also very competitive. There are direct competitors for our FLT-250 and DVM-250 Plus “event recorders,” which may have greater financial, technical marketing, and manufacturing resources than we do. Our primary competitors in the commercial fleet sector include Lytx, Inc. (previously DriveCam, Inc.) and SmartDrive Systems, among others.

Competition – Revenue Cycle Management Operating Segment

Our revenue cycle management segment is a highly competitive market that is only intensifying as the market continues to grow. We face competition from a variety of sources, including internal revenue cycle management departments within healthcare organizations, as these organizations are beginning to make internal investments in these departments to keep these services in house. Additionally, other revenue cycle management providers exist and offer similar services through software vendors, traditional consultants, and information technology sources.

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Competition – Entertainment Operating Segment

Our entertainment segment faces robust competition from several sources throughout the industry. As the online and mobile ticketing market continues to increase, it has allowed for more technology-based companies to offer ticketing services and systems. The online environment consists of numerous other websites and platforms for all markets. With the market continuing to grow, resale marketplaces and websites can reach a vastly larger audience with more convenient access to tickets for a wide variety of events. We continue to build our brand and recognition, through the numerous partnerships and sponsorships throughout the country, in attempt to become a preferred platform for consumers.

Worldwide Reinsurance Ltd.

In December 2021, the Company formed a wholly-owned subsidiary, Worldwide Reinsurance Ltd. (“Worldwide Re”), a Bermuda incorporated captive insurance company that will provide primarily liability insurance coverage to the Company for which insurance may not be currently available or economically feasible in today’s insurance marketplace.

Worldwide Re is subject to capital and other regulatory requirements imposed by the Bermuda Monetary Authority (“BMA”). Although these capital requirements are generally less constraining than U.S. capital requirements, failure to satisfy these requirements could result in regulatory actions from the BMA or loss of or modification of Worldwide Re’s Class 1 insurer license, which could adversely impact our ability to support our insurance needs and to grow this business into another line of business for our holding company. To date, our captive’s relatively immature claims history limits the predictive value of estimating the costs of incurred and future claims. Accordingly, the captive could continue to incur significant fluctuations in financial results as the captive provides insurance coverage to Digital Ally and its affiliated businesses and seeks to expand beyond our affiliated companies to offer coverage for third parties.

Intellectual Property – Video Solutions Operating Segment

Our video solutions operating segment’s ability to compete effectively will depend on our success in protecting our proprietary technology, both in the United States and abroad. We have filed for patent protection in the United States and certain other countries to cover certain design aspects of our products.

Some of our patent applications are still under review by the USPTO and, therefore, we have not yet been issued all the patents that we applied for in the United States. We were issued several patents in recent years, including a patent on our VuLink product that provides automatic triggering of our body-worn camera and our in-car video systems. No assurance can be given which, or any, of the patents relating to our existing technology will be issued from the United States or any foreign patent offices. Additionally, no assurance can be given that we will receive any patents in the future based on our continued development of our technology, or that our patent protection within and/or outside of the United States will be sufficient to deter others, legally or otherwise, from developing or marketing competitive products utilizing our technologies.

We have entered into supply and distribution agreements with several companies that produce certain of our products, including our DVM-250 and DVM-800 products. These supply and distribution agreements contain certain confidentiality provisions that protect our proprietary technology, as well as that of the third-party manufacturers.

In addition to seeking patent protection, we rely on trade secrets, know-how and continuing technological advancement to seek to achieve and thereafter maintain a competitive advantage. Although we have entered into or intend to enter into confidentiality and invention agreements with our employees, consultants and advisors, no assurance can be given that such agreements will be honored or that we will be able to effectively protect our rights to our unpatented trade secrets and know-how. Moreover, no assurance can be given that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

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Intellectual Property – Revenue Cycle Management Operating Segment

Our revenue cycle management’s operating segment’s ability to compete effectively primarily depends on our trade secrets and know-how and does not depend heavily on any proprietary technology or patents.

Intellectual Property – Entertainment Operating Segment

Our entertainment operating segment’s ability to compete effectively primarily depends on our trade secrets and know-how and does not depend heavily on any proprietary technology or patents.

Human Capital

As of December 31, 2022, Digital Ally, and its subsidiaries, had approximately 201 full-time employees spread throughout the country, representing the core values and objectives of the Company. These employees are spread amongst our operating segments as follows:

As of December 31
2022
Employee headcount
Video Solutions	109
Revenue Cycle Management [1]	78
Entertainment	14
Total Employee Headcount	201

[1] Our revenue cycle management operating segment has no direct employees. Nobility Healthcare, our minority interest partner provides all human capital resources to manage and operate the Company’s revenue cycle management operating segment.

Our employees are our most important assets and they set the foundation for our ability to achieve our strategic objectives. All of our employees contribute to Digital Ally’s success and, in particular, the employees in our manufacturing, sales, research and development, and quality assurance departments are instrumental in driving operational execution and strong financial performance, advancing innovation and maintaining a strong quality and compliance program.

Our employees are not covered by any collective bargaining agreement, and we have never experienced a work stoppage. We strive to create a culture and work environment that enables us to attract, train, promote, and retain a diverse group of talented employees who together can help us gain a competitive advantage. Our key programs and initiatives that are focused to attract, develop and retain our diverse workforce include:

●	Compensation Programs and Employee Benefits: the main objective of Digital Ally’s compensation program is to provide a compensation package that will attract, retain, motivate and reward superior employees who must operate in a highly competitive and technologically challenging environment. We seek to do this by linking annual changes in compensation to overall Company performance, as well as each individual’s contribution to the results achieved. The emphasis on overall Company performance is intended to align the employee’s financial interests with the interests of shareholders. Digital Ally also seeks fairness in total compensation with reference to external comparisons, internal comparisons and the relationship between management and non-management remuneration. The structure of our compensation programs balances incentive earnings for both short-term and long-term performance. Specifically:

●	We provide employee wages that are competitive and consistent with employee positions, skill levels, experience, knowledge and geographic location.

●	We align our executives’ long-term equity compensation with our shareholders’ interests by linking realizable pay with stock performance.

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●	Annual increases and incentive compensation are based on merit, which is communicated to employees at the time of hiring and documented through our talent management process as part of our annual review procedures and upon internal transfer and/or promotion.

●	All employees are eligible for health insurance, paid and unpaid leaves, short-term disability, worker’s compensation, long-term disability, a retirement plan and life and disability/accident coverage. We also offer a variety of voluntary benefits that allow employees to select the options that meet their needs.

Recent Developments

Spin-off

On December 8, 2022, the Company announced that its Board of Directors unanimously approved a plan to pursue a separation into two independent, publicly-traded companies to optimize investment and capital allocation, accelerate growth, and unlock shareholder value. Specifically, the Company plans to spin off (the “Spin-off”) its ticketing operating segment, Kustom Entertainment, Inc. (“Kustom”). Upon completion of the Spin-off, the Company’s stockholders will own equity in two focused and streamlined businesses.

Digital Ally, Inc. will continue to be a provider of video solution technology for law enforcement agencies, commercial fleets, and situational event security solutions. Digital Ally will also continue to provide working capital and back-office services to a variety of healthcare organizations throughout the country through its revenue cycle management subsidiary.

For the year ending December 31, 2022, these standalone businesses generated approximately $37.0 million in annual revenues. We believe that Digital Ally, as a stand-alone entity, will be well-positioned to accelerate organic growth in its large and attractive end markets, benefit from favorable secular trends, and begin to apply discipline and focus throughout the company to enhance profitability and continue to drive growth, new product development and expansion.

As an independent company, we believe that Digital Ally, Inc. will have greater strategic focus and operational flexibility, while building on its recent momentum and emphasizing the improvement of its profit margins and profitability. Additionally, the Company expects to benefit from dedicated resources and management, with an attention to brand building, innovation, and extended opportunities domestically as well as internationally. As Digital Ally has continued to build its portfolio of subscriptions and customers that are already in place, we believe that we can continue to maintain stable sales through our deferred revenue model; however, there will be an equal expectation for growth and expansion across several high-growth adjacent markets.

Upon completion of the Spin-off, Digital Ally, Inc. will be led by Brody J. Green, who will serve as Chief Executive Officer. The Company intends to continue to be listed on the NASDAQ under its current ticker symbol, “DGLY”.

Kustom will be a multi-disciplinary entertainment company, anchored by a premier ticketing technology business, which we believe is poised to achieve substantial scaling opportunities, through its TicketSmarter, Inc. subsidiary, which offers unique primary and secondary ticketing products to the market. Additionally, Kustom’s offerings will include a distinctive event marketing and production company, with numerous customization options for events, festivals, and concerts, through its Kustom 440, Inc., subsidiary.

For the year ending December 31, 2022, these standalone businesses achieved approximately $20.9 million in annual revenues. We believe that this business can achieve above-average growth by exploiting its relationships in the sporting and entertainment industries that are intended to support its primary ticketing-related opportunities, along with the expectation of the full deployment of the Kustom 440 brand and its line of service offerings. Kustom will be able to differentiate itself through its ability to provide event services of all sizes, ranging from corporate events to multi-day festivals. Furthermore, the ability to offer venue, ticketing, marketing, and production capabilities will make this company a unique and attractive option for many partners and investors.

With the planned separation, TicketSmarter is expected to enhance its leadership position in the national secondary ticketing marketplace, while also building a stronger position in the primary ticketing market. Furthermore, as Kustom 440 was formed in mid-2022, the event marketing and production business will be fully able to execute and produce the planned events throughout 2023, as production and investments have already begun.

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Kustom will be led by Stanton E. Ross, who will serve as the President and Chief Executive Officer. Kustom’s shares are expected to be listed on a national exchange under a ticker symbol to be determined and announced at a later date.

The Company may also pursue an alternative disposition of Kustom instead of the Spin-Off. The Spin-Off or alternative transaction is expected to be completed in the second half of 2023.

Summary of Risk Factors

Risks Related to Strategic Transactions

●	There can be no assurance that our review of strategic transactions and our financing strategy will result in a transaction satisfactory to holders of our Common Stock or any change at all.

●	Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

●	The pursuit of strategic transactions or financing transactions may consume a substantial portion of the time and attention of our management and require additional capital resources and may be disruptive to our business, which could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to the Spin-off

●	Our historical and pro forma financial information is not necessarily representative of the results that we would have achieved as a business should the Spin-off have had occurred and may not be a reliable indicator of our future results.

●	There can be no assurance that our review of the Spin-off will result in a transaction satisfactory to holders of our common stock or any change at all.

●	The Company may not achieve some or all of the expected benefits of the Spin-off, and the Spin-off may materially and adversely affect our financial position, results of operations and cash flows.

●	After the Spin-off, certain members of management, directors and holders of Common Stock will hold stock in both Digital Ally and Kustom Entertainment, Inc., and as a result may face actual or potential conflicts of interest.

●	The allocation of intellectual property rights and data between the Company and Kustom Entertainment, Inc. as part of the Spin-off, the shared use of certain intellectual property rights and data following the Spin-off and restrictions on the use of intellectual property rights, could adversely impact our reputation, our ability to enforce certain intellectual property rights that are important to us and our competitive position.

Risks Related to Our Business and Industry

●	We have incurred losses since inception.

●	We depend upon the timely delivery of products from our vendors and purchases from our partners and customers.

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●	A small number of customers represent a significant percentage of our revenue, so any loss of key customers could have a material adverse effect on our business.

●	Failure to stay on top of technology innovation could harm our business model.

●	Failure to effectively develop and expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our modules.

●	Interruptions or performance problems associated with technology and wireless technology outside of our control may adversely affect our business and results of operations.

●	Real or perceived errors, failures or bugs in our modules could adversely affect our operating results and growth prospects.

●	We rely on the cooperation of our customers to install our modules in their audio products.

●	If we do not or cannot maintain cutting edge technology and compatibility of our modules with products that our customers use, our business could suffer.

●	Our future quarterly results of operations may fluctuate significantly due to a wide range of factors, which makes our future results difficult to predict.

●	Our sales are subject to fluctuation as a result of seasonality, which is outside of our control.

●	Our sales are subject to fluctuation as a result of our customers’ new product introduction timelines and end-user adoption of our customers’ retail products, both of which are outside of our control.

●	We conduct international operations, which exposes us to significant risks.

●	We are dependent on the continued services and performance of our senior management and other key personnel, the loss of any of whom could adversely affect our business.

●	Cyber-security incidents, including data security breaches or computer viruses, could harm our business by disrupting our delivery of products or services, damaging our reputation or exposing us to liability.

●	Changes in financial accounting standards may cause adverse and unexpected revenue fluctuations and impact our reported results of operations.

●	Climate change may have a long-term impact on our business.

●	We may need to raise additional capital in the future, and if we are unable to secure adequate funds on terms acceptable to us, we could be unable to execute our business plan.

●	Without obtaining adequate capital funding or improving our financial performance, we may not be able to continue as a going concern.

Risks Related to Our Intellectual Property

●	We may be subject to IP rights claims by third parties, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies.

●	We are uncertain of our ability to protect technology through patents.

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Risks Related to this Offering and Ownership of Our Common Stock

●	We will have broad discretion as to any proceeds that we receive from the cash exercise by any holders of the Warrants, and we may not use the proceeds effectively.

●	Substantial future sales of shares of our Common Stock could cause the market price of our Common Stock to decline.

●	We were notified by The Nasdaq Stock Market LLC of our failure to comply with certain continued listing requirements.

●	The market price for our Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in the share price of our Common Stock. You may be unable to sell any shares of Common Stock that you hold at or above your purchase price, which may result in substantial losses to you.

●	A large number of shares may be sold in the market following this offering, which may significantly depress the market price of our Common Stock.

●	We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights; and provisions in our charter documents could discourage a takeover that stockholders may consider favorable.

●	Neither we nor the Selling Stockholders have authorized any other party to provide you with information concerning us or this offering.

●	We are operating in a developing market and there is uncertainty as to market acceptance of our technology and products.

●	We expend significant resources in anticipation of a sale due to our lengthy sales cycle and may receive no revenue in return.

General Risk Factors

●	We face risks related to health pandemics, epidemics and other outbreaks, including the continuing COVID-19 pandemic and the spread of monkeypox, any of which could significantly disrupt our operations and could materially and adversely affect our business.

●	Economic uncertainties or downturns, or political changes, in the United States and globally, could limit the availability of funds available to our customers and potential customers, which could materially adversely affect our business.

●	Changes in government trade policies, including the imposition of tariffs and export restrictions, could have an adverse impact on our business operations and sales.

●	A decline in discretionary consumer spending may adversely affect our industry, our operations and ultimately our profitability.

●	Consumer spending weakness could impact our revenue.

●	We face intense competition in our industry, and we may not be able to compete successfully in our target markets.

●	If we are unable to attract, integrate and retain additional qualified personnel, including top technical talent, our business could be adversely affected.

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●	We may be subject to litigation for a variety of claims, which could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business.

●	The market price for our Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in our share price.

●	The requirements of being a U.S. public company may strain our resources and divert management’s attention.

●	If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our Common Stock price and trading volume could decline.

●	We do not intend to pay dividends on shares of our Common Stock for the foreseeable future.

●	In the event that our Common Stock is delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in shares of our Common Stock because they may be considered penny stocks and thus be subject to the penny stock rules.

●	We are a party to several lawsuits both as a plaintiff and as a defendant in which we may ultimately not prevail, resulting in losses and which may cause our stock price to decline.

Please see “Risk Factors” below for more details.

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RISK FACTORS

Holding shares of Common Stock involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents that we incorporate by reference into this prospectus before you decide to accept any Conversion Shares or Warrant Shares offered hereby. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in this prospectus, or in the documents incorporated by reference herein. Any of the risks and uncertainties set forth in this prospectus, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our Common Stock.

Risks Related to Strategic Transactions

There can be no assurance that our review of strategic transactions and our financing strategy will result in a transaction satisfactory to holders of our Common Stock or any change at all.

On December 8, 2022, we announced that we are moving forward in our exploration of strategic alternatives to consider a wide range of options. To explore strategic opportunities specifically involved in our IP and licensable software used in our products and operations. We, with our advisors, are evaluating a broad range of strategic transactions. Potential strategic transactions that may be explored or evaluated as part of this process include the potential for capital raising transactions, an acquisition, sale of assets, including substantially all of our assets, merger, business combination, partnership, joint venture, licensing and/or another strategic alternative. Despite devoting efforts to identify and evaluate potential strategic transactions, the process may not result in any definitive offer to consummate a strategic transaction, or, if we receive such a definitive offer, the terms may not be as favorable as anticipated or may not result in the execution or approval of a definitive agreement. Even if we enter into a definitive agreement, we may not be successful in completing a transaction or, if we complete such a transaction, it may not enhance stockholder value or deliver expected benefits.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management regarding the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

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The pursuit of strategic transactions or financing transactions may consume a substantial portion of the time and attention of our management and require additional capital resources and may be disruptive to our business, which could have a material adverse effect on our business, financial condition and results of operations.

We are not able to predict with certainty the amount of time and resources necessary to successfully identify, pursue and execute any strategic transaction or obtain additional financing, if we are able to do so at all. The diversion of management’s attention may materially adversely affect the conduct of our business and, as a result, our financial condition and results of operations. The additional expense we incur in connection with our review of strategic alternatives and pursuit of strategic or financing transactions may materially adversely impact our financial condition and partially offset the value of any strategic transaction we execute or additional financing we obtain.

Risks Relating to the Spin-off

Our historical and pro forma financial information is not necessarily representative of the results we would have achieved as a business should the Spin-off have had occurred, and may not be a reliable indicator of our future results.

The historical financial information included or incorporated by reference in the registration statements of which this prospectus forms a part refers to the business as operated by us before the Spin-off. The historical and pro forma financial information included or incorporated by reference herein, as applicable, is derived from the consolidated financial statements and accounting records of Digital Ally, Inc., with the historical financial information including each of our three distinct business segments and the pro forma financial information giving effect to the Spin-off as if it occurred on the dates indicates. This pro forma financial information does not necessarily reflect the financial position, results of operations and cash flows that the Company would have achieved as a business should the Spin-off have had occurred during the periods presented or those that we will achieve in the future primarily.

The Company may not achieve some or all of the expected benefits of the Spin-off, and the Spin-off may materially and adversely affect our financial position, results of operations and cash flows.

The Company may be unable to achieve the full strategic and financial benefits expected to result from the Spin-off, or such benefits may be delayed or not occur at all. The Spin-off is expected to provide the following benefits, among others:

●	The Spin-off will allow investors to separately value Digital Ally and Kustom Entertainment, Inc. based on each company’s unique investment identities, including the merits, strategy, performance and future prospects of their respective businesses. The Spin-off will also provide investors with two distinct and targeted investment opportunities.

●	The Spin-off will allow each business to more effectively pursue its own distinct operating priorities and strategies and will enable the management of both companies to pursue unique opportunities for long-term growth and profitability.

●	The Spin-off will permit each company to concentrate its financial resources solely on its own operations, providing greater flexibility to invest capital in its business at a time and in a manner appropriate for its distinct strategy and business needs. This will facilitate a more efficient allocation of capital based on each company’s profitability, cash flow and growth opportunities and allow each company to pursue an optimal mix of return of capital to stockholders, reinvestment in leading-edge technology and value-enhancing M&A opportunities.

●	The Spin-off will create independent public companies that will afford each company direct access to capital markets and facilitate the ability to capitalize on its unique growth opportunities.

●	The Spin-off will facilitate incentive compensation arrangements for employees and management that are more directly tied to the performance of each relevant company’s business and enhance employee hiring and retention by, among other things, improving the alignment of management and employee incentives with performance and growth objectives.

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The Company may not achieve these and other anticipated benefits for a variety of reasons, including, among others, that the Spin-off will require significant amounts of management’s time and effort, which may divert management’s attention from operating and growing our business.

Digital Ally or Kustom Entertainment, Inc. may fail to perform under the transaction agreements that will be executed as part of the Spin-off.

In connection with the Spin-off, Digital Ally and Kustom Entertainment, Inc. will enter into a Separation Agreement and a Tax Matters Agreement. The Separation Agreement and the Tax Matters Agreement will determine the allocation of assets and liabilities between the companies following the Spin-off for those respective areas and will include any necessary indemnifications related to liabilities and obligations. Digital Ally will rely on Kustom Entertainment, Inc. to satisfy its obligations under these agreements. If Kustom Entertainment, Inc. is unable to satisfy its obligations under these agreements, including its indemnification obligations, the Company could incur operational difficulties or losses.

After the Spin-off, certain members of management, directors and holders of Common Stock will hold stock in both Digital Ally and Kustom Entertainment, Inc., and as a result may face actual or potential conflicts of interest.

After the Spin-off, certain management and directors of each of Digital Ally and Kustom Entertainment, Inc. may own both Digital Ally Common Stock and Kustom Entertainment, Inc. common stock. This ownership overlap could create, or appear to create, potential conflicts of interest when our management and directors and Kustom Entertainment, Inc.’s management and directors face decisions that could have different implications for us and Kustom Entertainment, Inc. For example, potential conflicts of interest could arise in connection with the resolution of any dispute between Digital Ally and Kustom Entertainment, Inc. regarding the terms of the agreements governing the Spin-off and our relationship with Kustom Entertainment, Inc. thereafter.

In connection with the Spin-off, Kustom Entertainment, Inc. will indemnify Digital Ally for certain liabilities, and we will indemnify Kustom Entertainment, Inc. for certain liabilities. If we are required to pay under these indemnities to Kustom Entertainment, Inc., our financial results could be negatively impacted. The Kustom Entertainment, Inc. indemnity may not be sufficient to hold us harmless from the full amount of liabilities for which Kustom Entertainment, Inc. will be allocated responsibility, and Kustom Entertainment, Inc. may not be able to satisfy its indemnification obligations in the future.

Any amounts we are required to pay pursuant to these indemnification obligations and other liabilities could require us to divert cash that would otherwise have been used in furtherance of our operating business. Further, the indemnity from Kustom Entertainment, Inc. may not be sufficient to protect us against the full amount of such liabilities, and Kustom Entertainment, Inc. may not be able to fully satisfy its indemnification obligations. Moreover, even if we ultimately succeed in recovering from Kustom Entertainment, Inc. any amounts for which we are held liable, we may be temporarily required to bear these losses ourselves. Each of these risks could have a material adverse effect on our financial position, results of operations and cash flows.

Transfer or assignment to us of some contracts and other assets may require the consent of a third party. If such consent is not given, we may not be entitled to the benefit of such contracts, investments, and other assets in the future.

Transfer or assignment of some of the contracts and other assets in connection with the Spin-off may require the consent of a third party to the transfer or assignment. Similarly, in some circumstances, we may be the joint beneficiaries of contracts, and may need to enter into a new agreement with the third party to replicate the existing contract or assign the portion of the existing contract related to our business. While we anticipate that most of these contract assignments and new agreements, if needed, will be obtained prior to the Spin-off, we may not be able to obtain all required consents or enter into all such new agreements, as applicable, until after execution of the Spin-off. Some parties may use the requirement of a consent to seek more favorable contractual terms from us, which could include our having to obtain letters of credit or other forms of credit support. If we are unable to obtain such consents or such credit support on commercially reasonable and satisfactory terms, we may be unable to obtain some of the benefits, assets, and contractual commitments that are intended to be allocated to us as part of the Spin-off. In addition, where we do not intend to obtain consent from third-party counterparties based on our belief that no consent is required, the third-party counterparties may challenge the transaction on the basis that the terms of the applicable commercial arrangements require their consent. We may incur substantial litigation and other costs in connection with any such claims and, if we do not prevail, our ability to use these assets could be adversely impacted.

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We cannot provide assurance that all such required third-party consents and new agreements will be procured or put in place, as applicable, prior to the execution of the Spin-off. Consequently, we may not realize certain of the benefits that are intended to be allocated to us as part of the Spin-off. The allocation of intellectual property rights and data between the Company and Kustom Entertainment, Inc. as part of the Spin-off, the shared use of certain intellectual property rights and data following the Spin-off and restrictions on the use of intellectual property rights, could adversely impact our reputation, our ability to enforce certain intellectual property rights that are important to us and our competitive position.

Risks Related to Our Business and Industry

We have incurred losses since inception.

We have incurred net losses since inception and had an accumulated deficit of approximately $92.0 million as of December 31, 2022. If we are unsuccessful in implementing any initiatives to improve our revenues in order to achieve profitability, it will have a material adverse impact on our business, prospects, operating results and financial condition. There can be no assurance that the revenue that we generate will be able to support our operations or meet our working capital needs.

We depend upon the timely delivery of products from our vendors and purchases from our partners and customers.

We depend on manufacturers and component customers to deliver and purchase hardware and consumer electronics in quantities sufficient to meet customer demand. In addition, we depend on these manufacturers and customers to introduce new and innovative products and components to drive industry sales. In the past we have experienced sales declines indirectly through disruption in the supply chain for several of our industry partners or customers whose own supply chains have been disrupted based on a variety of macroeconomic events that may or may not be related to the COVID-19 pandemic, which have resulted in delays throughout the consumer electronics industry. Any material delay in the introduction or delivery, or limited allocations of products or offerings could result in reduced sales by us, which could have a material adverse impact on our financial results. Any reduction in allocation of components or new hardware platforms or other technological advances by vendors or our customers (in which our technology is part of their hardware offering) to third parties such as big box retailers, could also have a material adverse impact on our financial results.

Failure to stay on top of technology innovation could harm our business model.

Our revenue growth will depend upon our success in new and existing markets for our technologies. The markets for our technologies and products are defined by:

●	rapid technological change;

●	new and improved technology and frequent product introductions;

●	consumer demands; evolving industry standards; and

●	technology and product obsolescence.

Our future success depends on our ability to enhance our technologies and products and to develop new technologies and products that address the market needs in a timely manner. Technology development is a complex, uncertain process requiring high levels of innovation, highly skilled engineering and development personnel, and the accurate anticipation of technological and market trends. We may not be able to identify, develop, acquire, market, or support new or enhanced technologies or products on a timely basis, if at all.

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Failure to effectively develop and expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our modules.

To increase total customers and customer recognition and to achieve broader market acceptance of our technology, we will need to expand our sales and marketing organization and increase our business development resources, including the vertical and geographic distribution of our sales force and our teams of account executives focused on new accounts and responsible for renewal and growth of existing accounts.

Our business requires that our sales personnel have particular expertise and experience in interoperability of audio systems, and the latest wireless audio technology. We may not achieve revenue growth from expanding our sales force if we are unable to hire, develop and retain talented sales personnel with appropriate experience, if our new sales personnel are unable to achieve desired productivity levels in a reasonable period of time or if our sales and marketing programs are not effective.

Interruptions or performance problems associated with technology and wireless technology outside of our control may adversely affect our business and results of operations.

We may in the future experience performance issues due to a variety of factors, including wireless technology disruptions, human or software errors. If a wireless connection is compromised, our products will not work as designed and our business could be negatively affected. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period or a connection problem may be out of our control and could deter customers from purchasing wireless audio components.

We expect to continue to make significant investments to maintain and improve the performance of our modules. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology to accommodate actual and anticipated changes in technology, our business, operating results and financial condition may be adversely affected.

Real or perceived errors, failures or bugs in our modules could adversely affect our operating results and growth prospects.

Because our modules are complex, undetected errors, failures or bugs may occur. Our module is installed and used in numerous audio systems of different brands with different operating systems, system management software, and equipment and networking configurations, which may cause errors or failures of our technology. Despite our testing, errors, failures or bugs may not be found in our modules until it is released to our customers. Moreover, our customers could incorrectly implement or inadvertently misuse our modules, which could result in customer dissatisfaction and adversely impact the perceived quality or utility of our products as well as our brand.

Any of these real or perceived errors, compatibility issues, failures or bugs in our modules could result in negative publicity, reputational harm, loss of competitive position or claims by customers for losses sustained by them. In such an event, we may be required, or may choose, for customer relations or other reasons, to expend additional resources to correct the problem. Alleviating any of these problems could require significant expenditures of our capital and other resources and could cause interruptions or delays in the use of our solutions, which could cause us to lose existing or potential customers and could adversely affect our operating results and growth prospects.

We rely on the cooperation of our customers to install our modules in their audio products.

Our modules are sold to our customers who are consumer electronics companies. Our customers install the modules into their products. Our customers’ audio products are sold to the public who must then install the audio system into their homes or businesses. We do not oversee installation of our products and therefore have no control over the result. If a module is not installed correctly in a customer product or an end consumer does not install their audio system correctly, our technology may not work properly, which could result in customer dissatisfaction or have a material adverse impact on our reputation, our business and our financial results.

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If we do not or cannot maintain cutting edge technology and compatibility of our modules with products that our customers use, our business could suffer.

Our customers integrate our modules into their products. The functionality and popularity of our technology depends, in part, on our ability to produce modules that integrate into our customers’ products. Our customers may change the features of their technologies and audio systems may advance technologically. Such changes or advancements could functionally limit or terminate the utility of our product, which could negatively impact our customer service and harm our business. If we fail to maintain cutting edge technology and compatibility with the products our customers produce, we may not be able to offer the functionality that our customers need, and our customers may not purchase our modules, which would negatively impact our ability to generate revenue and have a material adverse impact on our business.

Our future quarterly results of operations may fluctuate significantly due to a wide range of factors, which makes our future results difficult to predict.

Our revenues and results of operations could vary significantly from quarter to quarter because of various factors, many of which are outside of our control, including:

●	the expansion of our customer base;

●	the renewal of agreements with, and expansion of coverage by, existing customers;

●	the size, timing and terms of our sales to both existing and new customers;

●	the introduction of products or services that may compete with us for the limited funds available to our customers, and changes in the cost of such products or services;

●	changes in our customers’ and potential customers’ budgets;

●	our ability to control costs, including our operating expenses;

●	our ability to hire, train and maintain our direct sales force, engineers, and marketing employees;

●	the timing of satisfying revenue recognition criteria in connection with initial deployment and renewals; and

●	general economic and political conditions, both domestically and internationally.

Any one of these or other factors discussed elsewhere in this prospectus or the documents incorporated by reference herein may result in fluctuations in our revenues and operating results, meaning that quarter-to-quarter comparisons of our revenues, results of operations and cash flows may not necessarily be indicative of our future performance.

Because of the fluctuations described above, our ability to forecast revenues is limited and we may not be able to accurately predict our future revenues or results of operations. In addition, we base our current and future expense levels on our operating plans and sales forecasts, and our operating expenses are expected to be relatively fixed in the short term. Accordingly, we may not be able to reduce our costs sufficiently to compensate for an unexpected shortfall in revenues, and even a small shortfall in revenues could disproportionately and adversely affect our financial results for that quarter. The variability and unpredictability of these and other factors could result in our failing to meet or exceed financial expectations for a given period.

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Our sales are subject to fluctuation as a result of seasonality, which is outside of our control.

Our sales are subject to the seasonality of when consumers buy electronic products, generally in the third quarter leading up to the year-end holiday season. Our customers’ plans to complete and ship new products to meet this seasonal peak can critically impact our financial results should they miss the holiday season. As a result of these factors, our financial results for any single quarter or for periods of less than a year are not necessarily indicative of the results that may be achieved for a full fiscal year.

Our sales are subject to fluctuation as a result of our customers’ new product introduction timelines and end-user adoption of our customers’ retail products, both of which are outside of our control.

We, in conjunction with our customers, are launching a new technology to the retail and consumer market. The consumer adoption rate at retail is a critical component of our financial success and is currently an unknown component of our financial plans. The variability and unpredictability of these and other factors could result in our failing to meet or exceed financial expectations for a given period. As a result of these factors, our financial results for any single quarter or for periods of less than a year are not necessarily indicative of the results that may be achieved for a full fiscal year.

We conduct international operations, which exposes us to significant risks.

Our headquarters are located in Kansas, but we also have employees in Missouri, Arkansas Florida, Michigan and Tennessee. Operating in international markets requires significant resources and management attention and subjects us to regulatory, economic and political risks in addition to those we already face in the United States. In addition, we invest time and resources in understanding the regulatory framework and political environments of our customers overseas in order to focus our sales efforts. Because such regulatory and political considerations are likely to vary across jurisdictions, this effort requires additional time and attention from our sales team and could lead to a sales cycle that is longer than our typical process for sales in the United States. We also may need to hire additional employees and otherwise invest in our international operations in order to reach new customers. Because of our limited experience with international operations as well as developing and managing sales in international markets, our international efforts may not be successful.

In addition, we will face risks in doing business internationally that could adversely affect our business, including:

●	the potential impact of currency exchange fluctuations;

●	the difficulty of staffing and managing international operations and the increased operations, travel, shipping and compliance costs associated with having customers in numerous international locations;

●	potentially greater difficulty collecting accounts receivable and longer payment cycles;

●	the need to offer customer support in various languages;

●	challenges in understanding and complying with local laws, regulations and customs in foreign jurisdictions;

●	export controls and economic sanctions administered by the Department of Commerce Bureau of Industry and Security and the Treasury Department’s Office of Foreign Assets Control;

●	compliance with various anti-bribery and anti-corruption laws such as the Foreign Corrupt Practices Act and United Kingdom Bribery Act of 2010;

●	tariffs and other non-tariff barriers, such as quotas and local content rules;

●	more limited protection for our intellectual property in some countries;

●	adverse or uncertain tax consequences as a result of international operations;

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●	currency control regulations, which might restrict or prohibit our conversion of other currencies into U.S. dollars;

●	restrictions on the transfer of funds;

●	deterioration of political relations between the United States and other countries; and

●	political or social unrest or economic instability in a specific country or region in which we operate, which could have an adverse impact on our operations in that location.

Also, we expect that due to costs related to our international efforts and the increased cost of doing business internationally, we will incur higher costs to secure sales to international customers than the comparable costs for domestic customers. As a result, our financial results may fluctuate as we expand our operations and customer base worldwide.

Our failure to manage any of these risks successfully could harm our international operations and adversely affect our business, operating results and financial condition.

We are dependent on the continued services and performance of our senior management and other key personnel, the loss of any of whom could adversely affect our business.

Our future success depends in large part on the continued contributions of our senior management and other key personnel. In particular, the leadership of key management personnel is critical to the successful management of our Company, the development of our products, and our strategic direction. We also depend on the contributions of key technical personnel.

We do not maintain “key person” insurance for any member of our senior management team or any of our other key employees. Our senior management and key personnel are all employed on an at-will basis, which means that they could terminate their employment with us at any time, for any reason and without notice. The loss of any of our key management personnel could significantly delay or prevent the achievement of our development and strategic objectives and adversely affect our business.

Cyber-security incidents, including data security breaches or computer viruses, could harm our business by disrupting our delivery of products or services, damaging our reputation or exposing us to liability.

We receive, process, store and transmit, often electronically, the data of our customers and others, much of which is confidential. Unauthorized access to our computer systems or stored data could result in the theft, including cyber-theft, or improper disclosure of confidential information, and the deletion or modification of records could cause interruptions in our operations. These cyber-security risks increase when we transmit information from one location to another, including over the Internet or other electronic networks. Despite the security measures we have implemented, our facilities, systems and procedures, and those of our third-party service providers, may be vulnerable to security breaches, acts of vandalism, software viruses, misplaced or lost data, programming or human errors or other similar events which may disrupt our delivery of services or expose the confidential information of our customers and others. Any security breach involving the misappropriation, loss or other unauthorized disclosure or use of confidential information of our customers or others, whether by us or a third party, could subject us to civil and criminal penalties, have a negative impact on our reputation, or expose us to liability to our customers, third parties or government authorities. We are not aware of such breaches to date. There can be no assurance that we will be able to effectively handle a failure of our information systems, or that we will be able to restore our operational capacity in a timely manner to avoid disruption to our business. Any of these developments could have a material adverse effect on our business, financial condition and results of operations.

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Changes in financial accounting standards may cause adverse and unexpected revenue fluctuations and impact our reported results of operations.

A change in accounting standards or practices could harm our operating results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may harm our operating results or the way we conduct our business.

Climate change may have a long-term impact on our business.

Climate change may have an increasingly adverse impact on our business and those of our customers and suppliers. Water and energy availability and reliability in the communities where we conduct business is critical. We have facilities in regions that may be vulnerable to the impacts of extreme weather events. Climate change, its impact on our supply chain and critical infrastructure worldwide, and its potential to increase political instability in regions where we, our customers and suppliers do business, may disrupt our business and may cause us to experience higher attrition, losses and costs to maintain or resume operations. Although we maintain a program of insurance coverage for a variety of property, casualty, and other risks, the types and amounts of insurance we obtain vary depending on availability and cost. Some of our policies have large deductibles and broad exclusions, and our insurance providers may be unable or unwilling to pay a claim. Losses not covered by insurance may be large, which could harm our results of operations and financial condition.

Our operations, products and services, as well as those of our suppliers and customers, may also be subject to climate-related laws, regulations and lawsuits. Regulations such as carbon taxes, fuel or energy taxes, and pollution limits could result in greater direct costs, including costs associated with changes to manufacturing processes or the procurement of raw materials used in manufacturing processes, increased levels of capital expenditures to improve facilities and equipment, and higher compliance and energy costs to reduce emissions, as well as greater indirect costs resulting from our customers, suppliers or both incurring additional compliance costs that are passed on to us. These costs and restrictions could harm our business and results of operations by increasing our expenses or requiring us to alter our operations and product design activities. Stockholder groups may find us insufficiently responsive to the implications of climate change, and therefore we may face legal action or reputational harm. We may also experience contractual disputes due to supply chain delays arising from climate change-related disruptions, which could result in increased litigation and costs.

We also face risks related to business trends that may be influenced by climate change concerns. Stockholder advocacy groups, certain institutional investors, investment funds, other market participants, stockholders and customers have focused increasingly on the environmental, social and corporate governance (“ESG”) and sustainability practices of companies, including those associated with climate change and human rights. These parties have placed increased importance on the implications of the social cost of their investments. If our ESG practices do not meet stockholder or other industry expectations and standards, which continue to evolve, our brand, reputation and business activities may be negatively impacted. Any sustainability disclosures we make may include our policies and practices on a variety of social and ethical matters, including corporate governance, environmental compliance, employee health and safety practices, human capital management, product quality, supply chain management, and talent diversity and inclusion practices. It is possible that our stockholders may not be satisfied with our ESG practices or the speed of their adoption. We could also incur additional costs and require additional resources to monitor, report, and comply with various ESG practices, or choose not to conduct business with potential customers, or discontinue or not expand business with existing customers, due to our policies. Also, our failure, or perceived failure, to meet the standards included in any sustainability disclosure could have a material negative impact on our reputation and business activities.

We may need to raise additional capital in the future, and if we are unable to secure adequate funds on terms acceptable to us, we could be unable to execute our business plan.

Even after this offering, we may need to raise additional funds through the issuance of equity or debt securities in the public or private markets, or through a collaborative arrangement or sale of assets. Additional financing opportunities may not be available to us, or if available, may not be on favorable terms. The availability of financing opportunities will depend, in part, on market conditions, and the outlook for our business. Any future issuance of equity securities or securities convertible into equity securities could result in substantial dilution to our stockholders, and the securities issued in such a financing could have rights, preferences or privileges senior to those of our Common Stock. In addition, if we raise additional funds through debt financing, we could be subject to debt covenants that place limitations on our operations. We could not be able to raise additional capital on reasonable terms, or at all, or we could use capital more rapidly than anticipated. If we cannot raise the required capital when needed, we may not be able to satisfy the demands of existing and prospective customers, we could lose revenue and market share and we may have to curtail our capital expenditures.

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If we are unable to obtain sufficient capital in the future, we could have to curtail our capital expenditures. Any curtailment of our capital expenditures could result in a reduction in net revenue, reduced quality of our products, increased manufacturing costs for our products, harm to our reputation, or reduced manufacturing efficiencies and could have a material adverse effect on our business, financial condition and results of operations.

Without obtaining adequate capital funding or improving our financial performance, we may not be able to continue as a going concern.

Our recurring losses from operations and negative cash flows raise substantial doubt about our ability to continue as a going concern without additional capital-raising activities. As a result, we have concluded that there is substantial doubt about our ability to continue as a going concern, and our external auditors 2022 audit opinion reflects the same. Failure to secure additional funding may require us to modify, delay, or abandon some of our planned future expansion or development, or to otherwise enact operating cost reductions available to management, which could have a material adverse effect on our business, operating results, financial condition, and ability to achieve our intended business objectives.

Risks Related to Our Intellectual Property

We may be subject to IP rights claims by third parties, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies.

Companies in the software and technology industries, including some of our current and potential competitors, own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of IP rights. In addition, many of these companies have the capability to dedicate substantially greater resources to enforce their IP rights and to defend claims that may be brought against them. The litigation may involve patent holding companies or other adverse patent owners that have no relevant product revenues and against which our patents may therefore provide little or no deterrence. We have received, and may in the future receive, notices that claim we have misappropriated, misused, or infringed other parties’ IP rights, and, to the extent we gain greater market visibility, we face a higher risk of being the subject of IP infringement claims.

There may be third-party IP rights, including issued or pending patents that cover significant aspects of our technologies or business methods. Any IP claims, with or without merit, could be very time-consuming, could be expensive to settle or litigate and could divert our management’s attention and other resources. These claims could also subject us to significant liability for damages, potentially including treble damages if we are found to have willfully infringed patents or copyrights. These claims could also result in our having to stop using technology found to be in violation of a third party’s rights. We might be required to seek a license for the IP, which may not be available on reasonable terms or at all. Even if a license were available, we could be required to pay significant royalties, which would increase our operating expenses. As a result, we may be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for any infringing aspect of our business, we would be forced to limit or stop sales of our software and may be unable to compete effectively. Any of these results would adversely affect our business, operating results, financial condition and cash flows.

We are uncertain of our ability to protect technology through patents.

Our ability to compete effectively will depend on our success in protecting our proprietary technology, both in the United States and abroad. We have filed for at least 50 patents for protection in the United States and certain other countries to cover certain design aspects of our products.

We have been issued at least 38 patents to date by the USPTO. In addition, we have at least 12 patent applications that are still under review by the U.S. Patent Office and, therefore, we have not yet been issued all the patents that we applied for in the United States. No assurance can be given that any patents relating to our existing technology will be issued from the United States or any foreign patent offices, that we will receive any patents in the future based on our continued development of our technology, or that our patent protection within and/or outside of the United States will be sufficient to deter others, legally or otherwise, from developing or marketing competitive products utilizing our technologies.

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If our patents were to be denied as filed, we would seek to obtain different patents for other parts of our technology. If our main patent, which relates to the placement of the in-car video system in a rear-view mirror, were to be challenged and denied, it could potentially allow our competitors to build very similar devices. Currently, this patent is not being challenged. However, we believe that very few of our competitors would be capable of this because of the level of technical sophistication and level of miniaturization required. Even if we obtain patents, there can be no assurance that they will be enforceable to prevent others from developing and marketing competitive products or methods. If we bring an infringement action relating to any future patents, it may require the diversion of substantial funds from our operations and may require management to expend efforts that might otherwise be devoted to our operations. Furthermore, there can be no assurance that we will be successful in enforcing our patent rights.

Further, if any patents are issued there can be no assurance that patent infringement claims in the United States or in other countries will not be asserted against us by a competitor or others, or if asserted, that we will be successful in defending against such claims. If one of our products is adjudged to infringe patents of others with the likely consequence of a damage award, we may be enjoined from using and selling such product or be required to obtain a royalty-bearing license, if available on acceptable terms. Alternatively, if a license is not offered, we might be required, if possible, to redesign those aspects of the product held to infringe to avoid infringement liability. Any redesign efforts we undertake might be expensive, could delay the introduction or the re-introduction of our products into certain markets, or may be so significant as to be impractical.

Risks Related to this Offering and Ownership of Our Common Stock

We will have broad discretion as to any proceeds that we receive from the cash exercise by any holders of the Warrants, and we may not use the proceeds effectively.

We will not receive any of the proceeds from the sale of the Conversion Shares or Warrant Shares by the Selling Stockholders pursuant to this prospectus. We may receive up to $7.3 million in aggregate gross proceeds from cash exercises of the Warrants based on the respective per share exercise price of the Warrants and to the extent that we receive such proceeds, we intend to use such proceeds for working capital and general corporate purposes. We have considerable discretion in the application of such proceeds. You will not have the opportunity, as part of your investment decision, to assess whether such proceeds are being used in a manner agreeable to you. You must rely on our judgment regarding the application of such proceeds, which may be used for corporate purposes that do not improve our profitability or increase the price of our shares of Common Stock. Such proceeds may also be placed in investments that do not produce income or that lose value. The failure to use such funds by us effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Substantial future sales of shares of our Common Stock could cause the market price of our Common Stock to decline.

We expect that significant additional capital will be needed in the near future to continue our planned operations. Sales of a substantial number of shares of our Common Stock in the public market following the completion of this offering, or the perception that these sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Common Stock.

We have financed our operations, and we expect to continue to finance our operations, acquisitions, if any, and the development of strategic relationships by issuing equity and/or convertible securities, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our Common Stock. Additionally, we may acquire other technologies or finance strategic alliances by issuing our equity or equity-linked securities, which may result in additional dilution. Any issuances by us of equity securities may be at or below the prevailing market price of our Common Stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our Common Stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of Common Stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our common stockholders. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over common stockholders, it may negatively impact the trading price of our shares of Common Stock.

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We have been notified by The Nasdaq Stock Market LLC of our failure to comply with certain continued listing requirement. Additionally, if our Common Stock has a closing bid price of $0.10 or less for any ten consecutive trading days, our Common Stock may be subject to immediate delisting from Nasdaq.

On July 7, 2022, the Company, received a written notification (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market, as set forth under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), because the closing bid price of the Company’s common stock was below $1.00 per share for the previous thirty (30) consecutive business days. The Notice has no immediate effect on the listing of the Common Stock, which will continue to trade uninterrupted on the Nasdaq Capital Market under the ticker “DGLY.”

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has been granted 180 calendar days from the date of the Notice, or until January 3, 2023 (the “Compliance Period”), to regain compliance with the Minimum Bid Price Requirement. If at any time during the Compliance Period, the bid price of the Common Stock closes at or above $1.00 per share for a minimum of ten (10) consecutive business days, Nasdaq will provide the Company with written confirmation of compliance with the Minimum Bid Price Requirement and the matter will be closed.

On February 23, 2023, the Company received notice from Nasdaq confirming that the Company has cured its bid price deficiency and has fully regained compliance with the Minimum Bid Price Requirement.

In the event that our Common Stock is delisted from Nasdaq, as a result of our failure to comply with the Minimum Bid Price Requirement or the $0.10 Rule, or due to our failure to continue to comply with any other requirement for continued listing on Nasdaq, and is not eligible for listing on another exchange, trading in the shares of our Common Stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Common Stock, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our Common Stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national exchange.

The market price for our Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in the share price of our Common Stock. You may be unable to sell any shares of Common Stock that you hold at or above your purchase price, which may result in substantial losses to you.

The market for our Common Stock is characterized by significant price volatility when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats, and we expect that the share price of our Common Stock will continue to be more volatile than the shares of such larger, more established companies for the indefinite future. The volatility in the share price of our Common Stock is attributable to a number of factors. First, as noted above, our Common Stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our shares of share price of our Common Stock could, for example, decline precipitously in the event that a large number of shares of our Common Stock is sold on the market without commensurate demand. Secondly, an investment in our securities is a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares of share price of our Common Stock on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float. Many of these factors are beyond our control and may decrease the market price of our Common Stock regardless of our operating performance.

A large number of shares may be sold in the market following this offering, which may significantly depress the market price of our Common Stock.

The Conversion Shares and the Warrant Shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of our Common Stock may be sold in the public market following this offering. If there are significantly more shares of Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline to a market price at which buyers are willing to purchase the offered Common Stock and sellers remain willing to sell our Common Stock.

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We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights; and provisions in our charter documents could discourage a takeover that stockholders may consider favorable.

Our certificate of incorporation, as amended, authorizes the issuance of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board. Our Board is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our Company.

Neither we nor the Selling Stockholders have authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus and the registration statement of which this prospectus forms a part, including the documents incorporated by reference herein and therein. We may receive media coverage regarding our Company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. Neither we nor the Selling Stockholders have authorized any other party to provide you with information concerning us or this offering, and such recipients should not rely on this information.

We are operating in a developing market and there is uncertainty as to market acceptance of our technology and products.

The markets for our new and enhanced products and technology are developing and rapidly evolving. They are characterized by an increasing number of market entrants who have developed or are developing a wide variety of products and technologies, a number of which offer certain of the features that our products offer. Because of these factors, demand and market acceptance for new products are subject to a high level of uncertainty. There can be no assurance that our technology and products will become widely accepted. It is also difficult to predict with any assurance the future growth rate, if any, and size of the market. If a substantial market fails to develop, develops more slowly than expected or becomes saturated with competitors or if our products do not achieve or continue to achieve market acceptance, our business, operating results and financial condition will be materially and adversely affected.

Our technology may also be marketed and licensed to device manufacturers for inclusion in the products and equipment they market and sell as an embedded solution. As with other new products and technologies designed to enhance or replace existing products or technologies or change product designs, these potential partners may be reluctant to integrate our digital video recording technology into their systems unless the technology and products are proven to be both reliable and available at a competitive price. Even assuming product acceptance, our potential partners may be required to redesign their systems to effectively use our digital video recording technology. The time and costs necessary for such redesign could delay or prevent market acceptance of our technology and products. A lack of, or delay in, market acceptance of our digital video recording technology and products would adversely affect our operations. There can be no assurance that we will be able to market our technology and products successfully or that any of our technology or products will be accepted in the marketplace.

We expend significant resources in anticipation of a sale due to our lengthy sales cycle and may receive no revenue in return.

Generally, law enforcement and other agencies and commercial fleet and mass transit operators that may consider using our products must analyze a wide range of issues before committing to purchase products like ours, including training costs, product reliability and budgetary constraints. The length of our sales cycle may range from several months to a year or more. We may incur substantial selling costs and expend significant effort in connection with the evaluation of our products by potential customers before they place an order. Initial orders by agencies typically are for a small number of units that are used to evaluate the products. If these potential customers do not purchase our products, we will have expended significant resources and have received no revenue in return.

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General Risk Factors

Economic uncertainties or downturns, or political changes, in the United States and globally, could limit the availability of funds available to our customers and potential customers, which could materially adversely affect our business.

Our results of operations could be adversely affected by general conditions in the economy and financial markets, both in the U.S. and globally, including conditions that are outside of our control, such as the continuing uncertainty regarding global supply chain disruptions, the recent inflation in the United States and the foreign and domestic government sanctions imposed on Russia as a result of its recent invasion of Ukraine. There continues to be volatility and disruptions in the capital and credit markets, and a severe or prolonged economic downturn, including, but not limited to as a result of such events, could result in a variety of risks to our business, including weakened demand for our products and our ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could strain our suppliers, possibly resulting in supply disruption, or cause delays in payments for our services. In turn, we may be required to increase our allowance for doubtful accounts, which would adversely affect our financial results. Any of the foregoing could harm our business and we cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact our business.

Changes in government trade policies, including the imposition of tariffs and export restrictions, could have an adverse impact on our business operations and sales.

The United States or foreign governments may enact changes in government trade policies that could adversely impact our ability to sell products in certain countries, particularly in China. For example, the U.S. government has imposed tariffs on certain Chinese imports and, in return, the Chinese government has imposed or proposed tariffs on certain U.S. products. Additionally, export restrictions imposed by the U.S. government, including the addition of licensing requirements by the United States Department of Commerce’s Bureau of Industry and Security (“BIS”) through the addition of companies to the BIS Entity List, may require us to suspend our business with certain international customers if we conclude or are notified by the U.S. government that such business presents a risk of noncompliance with U.S. regulations. We cannot predict what actions may ultimately be taken with respect to tariffs or trade relations between certain countries, what products may be subject to such actions, or what actions may be taken by other countries in response. It also may not be possible to anticipate the timing or duration of such tariffs, export restrictions, or other regulatory actions. These government trade policies may materially adversely affect our sales and operations with current customers as well as impede our ability to develop relationships with new customers.

There is a risk of further escalation and retaliatory actions between the U.S. and other foreign governments. If significant tariffs or other restrictions are placed on goods exported from China or any related counter-measures are taken, our revenue and results of operations may be materially harmed. These tariffs may also make our customers’ products more expensive for consumers, which may reduce consumer demand.

There is also a risk that the U.S. government may seek to implement more protective trade measures, not just with respect to China but with respect to other countries as well, such as those imposed on Russia in connection with its recent invasion of Ukraine. This could include new or higher tariffs and even more restrictive trade barriers, such as prohibiting certain types of, or all sales of certain products or products sold by certain parties into the U.S. Any increased trade barriers or restrictions on global trade could have a materially adverse impact on our business and financial results.

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A decline in discretionary consumer spending may adversely affect our industry, our operations and ultimately our profitability.

Products, such as speaker systems, TVs, game consoles and PCs, are discretionary purchases for consumers. Any reduction in consumer discretionary spending or disposable income may affect our industry significantly. Many economic factors outside of our control could affect consumer discretionary spending, including the financial markets, consumer credit availability, prevailing interest rates, energy costs, employment levels, salary levels, and tax rates. Any reduction in discretionary consumer spending could materially adversely affect our business and financial condition.

Consumer spending weakness could impact our revenue.

Weakness in general economic conditions may suppress consumer demand in our markets. Many of the products in which our technologies are incorporated are discretionary goods, such as home-theater systems. Weakness in general economic conditions may also lead to customers becoming delinquent on their obligations to us or being unable to pay, resulting in a higher level of write-offs. Economic conditions may impact the amount businesses spend on their speaker systems. Weakness in economic conditions could lessen demand for our products and negatively affect our revenue.

We face intense competition in our industry, and we may not be able to compete successfully in our target markets.

The digital audio, consumer electronics and entertainment markets are characterized by intense competition, subject to rapid change, and are significantly affected by new product introductions and other market activities of industry participants. Our competitors include many large domestic and international companies that have substantially greater financial, technical, marketing, distribution and other resources, greater name recognition, a longer operating history, broader product lines, lower cost structures and longer-standing relationships with customers and suppliers than we do. As a result, our competitors may be able to respond better to new or emerging technologies or standards and to changes in customer requirements.

Further, some of our competitors are in a better financial and marketing position from which to influence industry acceptance of a particular product standard or a competing technology than we are. Our competitors may also be able to devote greater resources to the development, promotion and sale of products, and may be in a position to deliver competitive products at a lower price than we can, along with the potential to conduct strategic acquisitions, joint ventures, subsidies and lobbying industry and government standards, hire more experienced technicians, engineers and research and development teams than we can. As a result, we may not be able to compete effectively against any of these organizations.

Our ability to compete in our current target markets and future markets will depend in large part on our ability to successfully develop, introduce and sell new and enhanced products or technologies on a timely and cost-effective basis and to respond to changing market requirements. We expect our competitors to continue to improve the performance of their current products and potentially reduce their prices. In addition, our competitors may develop future generations and enhancements of competitive products or new or enhanced technologies that may offer greater performance and improved pricing or render our technologies obsolete. If we are unable to match or exceed the improvements made by our competitors, our market position and prospects could deteriorate and our net product sales could decline.

If we are unable to attract, integrate and retain additional qualified personnel, including top technical talent, our business could be adversely affected.

Our future success depends in part on our ability to identify, attract, integrate and retain highly skilled technical, managerial, sales and other personnel. We face intense competition for qualified individuals from numerous other companies, including other software and technology companies, many of whom have greater financial and other resources than we do. Some of these characteristics may be more appealing to high-quality candidates than those we have to offer. In addition, new hires often require significant training and, in many cases, take significant time before they achieve full productivity. We may incur significant costs to attract and retain qualified personnel, including significant expenditures related to salaries and benefits and compensation expenses related to equity awards, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them. Moreover, new employees may not be or become as productive as we expect, as we may face challenges in adequately or appropriately integrating them into our workforce and culture. If we are unable to attract, integrate and retain suitably qualified individuals who are capable of meeting our growing technical, operational and managerial requirements, on a timely basis or at all, our business will be adversely affected.

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Volatility or lack of positive performance in our share price may also affect our ability to attract and retain our key employees. Many of our senior management personnel and other key employees have become, or will soon become, vested in a substantial amount of shares of our Common Stock, restricted stock units or warrants to purchase Common Stock. Employees may be more likely to leave us if the shares they own or the shares underlying their vested units or warrants have significantly appreciated in value relative to the original grant prices of the shares or units or the exercise prices of the warrants, or, conversely, if the exercise prices of the warrants that they hold are significantly above the market price of our Common Stock. If we are unable to appropriately incentivize and retain our employees through equity compensation, or if we need to increase our compensation expenses in order to appropriately incentivize and retain our employees, our business, operating results and financial condition would be adversely affected.

We may be subject to litigation for a variety of claims, which could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business.

We may be subject to litigation for a variety of claims arising from our normal business activities. These may include claims, suits, and proceedings involving labor and employment, wage and hour, commercial and other matters. The outcome of any litigation, regardless of its merits, is inherently uncertain. Any claims and lawsuits, and the disposition of such claims and lawsuits, could be time-consuming and expensive to resolve, divert management attention and resources, and lead to attempts on the part of other parties to pursue similar claims. Any adverse determination related to litigation could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business. In addition, depending on the nature and timing of any such dispute, a resolution of a legal matter could materially affect our future operating results, our cash flows or both.

The market price for our Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in our share price.

The market for our Common Stock is characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future, although such fluctuations may not reflect a material change to our financial condition or operations during any such period. Such volatility can be attributable to a number of factors. First, as noted above, our Common Stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our Common Stock could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a large public float. Many of these factors are beyond our control and may decrease the market price of our Common Stock regardless of our operating performance.

In addition to being highly volatile, our Common Stock could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

●	variations in our revenues and operating expenses;

●	actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our Common Stock, other comparable companies or our industry generally;

●	market conditions in our industry, the industries of our customers and the economy as a whole;

●	actual or expected changes in our growth rates or our competitors’ growth rates;

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●	developments in the financial markets and worldwide or regional economies;

●	announcements of innovations or new products or services by us or our competitors;

●	announcements by the government relating to regulations that govern our industry;

●	sales of our Common Stock or other securities by us or in the open market;

●	changes in the market valuations of other comparable companies; and

●	other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the COVID-19 pandemic, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our Common Stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our shares might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of our Common Stock. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

The requirements of being a U.S. public company may strain our resources and divert management’s attention.

As a U.S. public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations. Compliance with these rules and regulations increases our legal and financial compliance costs, makes some activities more difficult, time-consuming, or costly, and increases demand on our systems and resources. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus and the registration statement of which this prospectus forms a part, as well as in filings required of a public company, our business and financial condition is more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert resources of our management and harm our business and operating results.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our Common Stock price and trading volume could decline.

The trading market for our Common Stock may depend in part on the research and reports that securities or industry analysts may publish about us or our business, our market and our competitors. We do not have any control over such analysts. If one or more such analysts downgrade or publish a negative opinion of our Common Stock, the price of our shares would likely decline. If analysts do not cover us or do not regularly publish reports on us, we may not be able to attain visibility in the financial markets, which could have a negative impact on our share price or trading volume.

We do not intend to pay dividends on shares of our Common Stock for the foreseeable future.

We have never declared or paid any cash dividends on shares of our Common Stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board. Accordingly, investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

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In the event that our Common Stock is delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in shares of our Common Stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers for sales of penny stocks may discourage such broker-dealers from effecting transactions in shares of our Common Stock, which could severely limit the market liquidity of such shares and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

We are a party to several lawsuits both as a plaintiff and as a defendant in which we may ultimately not prevail, resulting in losses and which may cause our stock price to decline.

We are involved as a plaintiff and defendant in routine litigation and administrative proceedings incidental to our business from time to time, including customer collections, vendor and employment-related matters. See “Prospectus Summary” for additional information. We believe that the likely outcome of any other pending cases and proceedings will not be material to our business or financial condition. However, there can be no assurance that we will prevail in the litigation or proceedings or that we may not have to pay damages or other awards to the other party.

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PRIVATE PLACEMENTS

On April 5, 2023, Digital Ally, Inc. (the “Company”) entered into and consummated the initial closing (the “First Closing”) of the transactions contemplated by a Securities Purchase Agreement, dated as of April 5, 2023 (the “Purchase Agreement”), between the Company and certain investors (the “Purchasers”).

At the First Closing, the Company issued and sold to the Purchasers Senior Secured Convertible Notes in the aggregate original principal amount of $3,000,000 (the “Notes”) and warrants (the “Warrants”). The Purchase Agreement provided for ten percent (10%) original interest discount resulting in gross proceeds to the Company of $2,700,000. No interest accrues under the Notes. The Warrants are exercisable for an aggregate 1,125,000 shares comprised of 375,000 warrants at an exercise price of $5.50 per share of the Company’s common stock (the “Common Stock”), 375,000 warrants at an exercise price of $6.50 per share of Common Stock, and 375,000 warrants at an exercise price of $7.50 per share of Common Stock.

Subject to certain conditions, within 18 months from the Effectiveness Date (as defined below) and while the Notes remain outstanding, the Purchasers have the right to require the Company to consummate a second closing of up to an additional $3,000,000 of Notes and Warrants on the same terms and conditions as the First Closing, except that the Notes may be subordinate to a mortgage on the Company’s headquarters building (the “Bank Mortgage”).

The Notes are convertible into shares of Common Stock at the election of the Purchasers at any time at a fixed conversion price of $5.00 (the “Conversion Price”) per share of Common Stock. The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, Common Stock at a price below the then-applicable Conversion Price (subject to certain exceptions). Subject to certain conditions, including certain equity conditions, the Company may redeem some or all of the then outstanding principal amount of the Note for cash in an amount equal to 110% of the outstanding principal amount of the Notes (the “Optional Redemption Amount”). In addition, the Purchasers may, at their option, demand repayment at the Optional Redemption Amount upon five (5) business days’ written notice following (i) the closing by the Company of the Bank Mortgage, or (ii) a sale by the Company of Common Stock or Common Stock equivalents.

The Notes rank senior to all outstanding and future indebtedness of the Company and its subsidiaries, and are secured by substantially all of the Company’s assets, as evidenced by (i) a Security Agreement entered into at the Closing (the “Security Agreement”), (ii) a Trademark Security Agreement entered into at the Closing (the “Trademark Security Agreement”), (iii) a Patent Security Agreement entered into at the Closing (the “Patent Security Agreement”), (iv) a Guaranty executed by all direct and indirect subsidiaries of the Company (the “Guaranty”) pursuant to which each of them has agreed to guaranty the obligations of the Company under the Notes, and (v) a mortgage on the Company’s headquarters building in favor of the Purchasers.

Also at the Closing, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers. Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to prepare and file with the SEC within the 10th business day following the First Closing (the “Filing Date”) a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants, and to use its best efforts to cause such Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as promptly as possible, but in any event no later than 45 days following the Filing Date (the “Effectiveness Date”). If the Registration Statement is not filed by the Filing Date or is not declared effective by the Effectiveness Date, or under certain other circumstances described in the Registration Rights Agreement, then the Company shall be obligated to pay, as partial liquidated damages, to each Purchaser an amount in cash equal to 2% of the original principal amount of the Notes each month until the applicable event giving rise to such payments is cured. If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company will pay interest thereon at a rate of 10% per annum.

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the Selling Stockholders include (i) the Conversion Shares issuable upon exercise of the Note and (ii) the Warrant Shares issuable upon exercise of the Warrants. For additional information regarding the issuance of the Securities, including the Conversion Shares and the Warrant Shares, see the section entitled “Private Placements” on page 35. We are registering the Conversion Shares and the Warrant Shares, in order to permit the Selling Stockholders to offer such shares of Common Stock for resale from time to time.

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The following table sets forth certain information with respect to each Selling Stockholder, including (i) the shares of Common Stock beneficially owned by the Selling Stockholder prior to this offering, (ii) the number of shares of Common Stock being offered by the Selling Stockholder pursuant to this prospectus, and (iii) the Selling Stockholder’s beneficial ownership after completion of this offering. The registration of the Conversion Shares and the Warrant Shares issuable to the Selling Stockholders pursuant to the Note or the Warrants, as applicable, does not necessarily mean that the Selling Stockholders will sell all or any of such shares of Common Stock, but the number of shares of Common Stock and percentages set forth in the final two columns below assume that all shares of Common Stock being offered by the Selling Stockholders are sold. The final two columns also assume full conversion of the Note and full exercise of all of the Warrants held by the Selling Stockholders as of April 19, 2023 without regard to any limitations on conversion or exercise, as applicable. See “Plan of Distribution.”

The table is based on information supplied to us by the Selling Stockholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC, and includes voting or investment power with respect to shares of Common Stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares of Common Stock beneficially owned by a Selling Stockholder and the percentage ownership of that Selling Stockholder, shares of Common Stock subject to securities held by that Selling Stockholder that are exercisable for or convertible into shares of Common Stock within 60 days after April 19, 2023, are deemed outstanding. Such shares of Common Stock, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other stockholder.

	Number of Shares of Common Stock Beneficially Owned Prior to Offering (1)	Maximum Number of Conversion Shares to be Sold Pursuant to this Prospectus(2)	Maximum Number of Warrant Shares of to be Sold Pursuant to this Prospectus(3)	Number of Shares of Common Stock Beneficially Owned After Offering(4)	Percentage Beneficially Owned After Offering(4)
3i, LP (5)	0	400,000	562,500	233,543	4.99%
Alpha Capital Anstalt (6)	0	400,000	562,500	233,543	4.99%

TOTAL	0	800,000	1,125,000	467,086	4.99%

(1)	The Notes and the Warrants are subject to, or contain certain beneficial ownership limitations in such Note, and Warrants, as applicable, which provide that a holder of such Note or the Warrant will not have the right to convert such shares or exercise any portion of such Note or Warrant, respectively, if such holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or exercise, provided that upon at least 61 days’ prior notice to us, a holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding (each such limitation, a “Beneficial Ownership Limitation”). As a result, the number of shares of Common Stock reflected in this column as beneficially owned by each Selling Stockholder includes (a) any outstanding shares of Common Stock held by such Selling Stockholder, and (b) if any, the number of Conversion Shares and Warrant Shares offered hereby and any other securities convertible into or exercisable for shares of Common Stock that may be held by such Selling Stockholder, in each case which such Selling Stockholder has the right to acquire as of April 19, 2023 and without it or any of its affiliates beneficially owning more than 4.99% or 9.99%, as applicable, of the number of outstanding shares of Common Stock as of April 19, 2023.

(2)	Represents shares of Common Stock beneficially owned by the Selling Stockholders upon full conversion of the principal amount of the Note held by such Selling Stockholder, without obtaining Stockholder Approval (as defined in that certain Securities Purchase Agreement, dated as of April 5, 2023, by and between the Company and such Selling Stockholder).

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(3)	Represents shares of Common Stock beneficially owned by the Selling Stockholders upon full exercise of the Warrants offered hereby, without regard to the Beneficial Ownership Limitations that apply to the Warrants.

(4)	The number of shares of Common Stock owned and the percentage of beneficial ownership after this offering set forth in these columns are based on 4,680,224 shares of Common Stock outstanding on April 19, 2023, which assumes (i) full conversion of the Note into an aggregate of 800,000 Conversion Shares offered hereby, without obtaining Stockholder Approval (as defined in that certain Securities Purchase Agreement, dated as of April 5, 2023, by and between the Company and such Selling Stockholder) and (ii) full exercise of the Warrants that are exercisable for an aggregate of 1,925,000 Warrant Shares offered hereby, the Warrants held by the applicable Selling Stockholders after this offering.

(5)	The business address of 3i, LP is 140 Broadway, 38th Floor, New York, NY 10005. 3i, LP’s principal business is that of a private investor. Maier Joshua Tarlow is the manager of 3i Management, LLC, the general partner of 3i, LP, and has sole voting control and investment discretion over securities beneficially owned directly by 3i, LP and indirectly by 3i Management, LLC. Each of Mr. Tarlow, 3i, LP, and 3i Management, LLC, disclaim any beneficial ownership of these shares.

(6)	The business address of Alpha Capital Anstalt is Altenbach 8, 9490 Vaduz, Liechtenstein. The principal business is that of a private investor. The number of shares of Common Stock and percentage beneficially owned by such Selling Stockholder prior to the offering includes (i) zero shares of Common Stock held directly; (ii) up to zero shares of Common Stock issuable upon exercise of a warrant to purchase common stock issued to such Selling Stockholder on April 5, 2023.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Conversion Shares and the Warrant Shares by the Selling Stockholders pursuant to this prospectus. We may receive up to $7.3 million in aggregate gross proceeds from cash exercises of the Warrant, if exercised in full, based on the per share exercise price of the Warrants. Any proceeds we receive from the exercise of the Warrants will be used for working capital and general corporate purposes. The Selling Stockholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of the shares of Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

We cannot predict when or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised. In addition, the Warrants may be exercised on a cashless basis if there is not an effective registration statement covering the resale of the Warrant Shares, or the prospectus contained therein is not available for the issuance of the Warrant Shares. As a result, we may never receive meaningful, or any, cash proceeds from the exercise of the Warrants, and we cannot plan on any specific uses of any proceeds we may receive beyond the purposes described herein.

See “Plan of Distribution” elsewhere in this prospectus for more information.

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma combined financial information of the Company gives effect to the Separation and related adjustments in accordance with Article 8 of the SEC’s Regulation S-X. In May 2020, the SEC adopted Release No.33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” or the Final Rule. The Final Rule was effective on January 1, 2021 and the unaudited pro forma combined financial information herein is presented in accordance therewith.

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The unaudited pro forma combined financial information presented below have been derived from our historical combined financial statements included in this prospectus. While the historical combined financial statements reflect the historical financial results of Digital Ally, Inc., these pro forma statements give effect to the separation of Kustom Entertainment, Inc. into an independent, publicly traded company.

The unaudited pro forma combined balance sheet gives effect to the Separation and related transactions described below as if they had occurred on December 31, 2022. The unaudited pro forma adjustments to the combined statement of operations for the years ended December 31, 2022 and December 31, 2021 assume that the Separation and related transactions occurred as of January 1, 2021.

The unaudited pro forma combined statement of operations for the years ended December 31, 2022 and December 31, 2021 and the unaudited pro forma combined balance sheet as of December 31, 2022 have been prepared to reflect adjustments to the Company’s historical combined financial information for the following transaction accounting and autonomous entity adjustments:

●	the issuance of approximately 2,720,170 common shares of the Company as part of the spin-off;
●	the one-time expenses associated with the separation of the Company;
●	the number of shares of our common stock outstanding as of March 31, 2023 was: 2,755,224 as adjusted for the Company’s 1-for-20 reverse stock split, which was effective on February 6, 2023 (the “Reverse Split”). All share and price per share information for purposes of this prospectus has been adjusted to reflect the Reverse Split; and
●	the impact of the aforementioned adjustments on the Company’s operations.

The pro forma adjustments are based on available information and assumptions that management believes are reasonable given the information that is currently available. The unaudited pro forma combined financial statements are for informational purposes only and do not purport to represent what the Company’s financial position and results of operations actually would have been had the Spin-Off and the Distribution occurred on the dates indicated, or to project the Company’s financial performance for any future period. The historical audited combined annual and unaudited combined interim financial statements of Digital Ally, Inc. have been derived from the consolidated company’s historical accounting records and reflect certain allocations of expenses. All of the allocations and estimates in such financial statements are based on assumptions that Digital Ally, Inc.’s management believes are reasonable. The historical combined financial statements do not necessarily represent the financial position or results of operations of Digital Ally, Inc. had it been operated as a standalone company during the periods or at the dates presented. As a result, autonomous entity adjustments have been reflected in the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical audited combined annual and unaudited combined interim financial statements and corresponding notes thereto included elsewhere in this prospectus.

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DIGITAL ALLY, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

	Digital Ally, Inc.			Digital Ally, Inc.
	As reported			Post Spin-Off
	31-Dec-22	Pro Forma		Pro
	(Unaudited)	Adjustments	Note	Forma

Assets
Current assets:
Cash and cash equivalents	$3,532,199	$(214,738)	(a)	$3,317,461
Accounts receivable – trade, net	2,044,056	(579,431)	(a)	1,464,625
Other receivables (including $138,384 due from related parties – December 31, 2022)	4,076,522	(1,598,340)	(a)	2,478,182
Inventories, net	6,839,406	(711,246)	(a)	6,128,160
Prepaid expenses	8,466,413	(2,863,018)	(a)	5,603,395

Total current assets	24,958,596	(5,966,773)		18,991,823

Property, plant, and equipment, net	7,898,686	(1,257,109)	(a)(b)	6,641,577
Goodwill and other intangible assets, net	17,872,970	(11,165,294)	(a)	6,707,676
Operating lease right of use assets, net	782,129	(42,403)	(a)	739,726
Other assets	5,155,681	(116,827)	(a)	5,038,854

Total assets	$56,668,062	$(18,548,406)		$38,119,656

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,477,355	$(7,440,813)	(a)(c)	$2,036,542
Accrued expenses	1,090,967	(128,064)	(a)	962,903
Current portion of operating lease obligations	294,617	(42,403)	(a)	252,214
Contract liabilities – current portion	2,154,874	-		2,154,874
Debt obligations – current portion	485,373	-		485,373
Income taxes payable	8,097	-		8,097

Total current liabilities	13,511,283	(7,611,280)		5,900,003

Long-term liabilities:
Debt obligations – long term	442,467	-		442,467
Operating lease obligation – long term	555,707	-		555,707
Contract liabilities – long term	5,818,082	-		5,818,082

Total liabilities	20,327,539	(7,611,280)		12,716,259

Commitments and contingencies

Stockholders’ Equity:
Common stock, $0.001 par value; 200,000,000 shares authorized; shares issued: 2,720,170 – 2022	2,721	-		2,721
Additional paid in capital	127,869,342	-		127,869,342
Noncontrolling interest in consolidated subsidiary	448,694	-		448,694
Accumulated deficit	(91,980,234)	(10,937,126)		(102,917,360)

Total stockholders’ equity	36,340,523	(10,937,126)		25,403,397

Total liabilities and stockholders’ equity	$56,668,062	$(18,548,406)		$38,119,656

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DIGITAL ALLY, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Digital Ally, Inc.
	As reported			Digital Ally, Inc.
	Year ended			Post
	December 31,	Pro Forma		Spin-Off
	2022	Adjustments	Notes	Pro Forma
Revenue:
Product	$10,999,892	$(5,598,803)	(a)	$5,401,089
Service and other	26,010,003	(15,272,697)	(a)	10,737,306

Total revenue	37,009,895	(20,871,500)		16,138,395

Cost of revenue:
Product	14,372,115	(6,039,631)	(a)	8,332,484
Service and other	20,315,839	(14,563,128)	(a)	5,752,711

Total cost of revenue	34,687,954	(20,602,759)		14,085,195

Gross profit	2,321,941	(268,741)		2,053,200

Selling, general and administrative expenses:
Research and development expense	2,290,293	-		2,290,293
Selling, advertising and promotional expense	9,312,204	(6,849,402)	(a)(b)	2,462,802
General and administrative expense	20,452,702	(6,402,234)	(a)(c)	14,050,468

Total selling, general and administrative expenses	32,055,199	(13,251,636)		18,803,563

Operating loss	(29,733,258)	12,982,895		(16,750,363)

Other income (expense):
Interest income	131,025	-		131,025
Interest expense	(37,196)	89,982	(a)	52,786
Other income (loss)	(230,744)	1,892	(a)	(228,852)
Gain on sale of property, plant and equipment	212,831	-		212,831
Change in fair value of contingent consideration promissory notes	516,970	-		516,970
Change in fair value of short-term investments	(84,818)	-		(84,818)
Change in fair value of warrant derivative liabilities	6,726,638	-		6,726,638
Gain on extinguishment of warrant derivative liabilities	3,624,794	-		3,624,794

Total other income	10,859,500	91,874		10,951,374

Income (loss) before income tax benefit	(18,873,758)	13,074,769		(5,798,989)
Income tax benefit	—	-		—

Net income (loss)	(18,873,758)	13,074,769		(5,798,989)

Net loss (income) attributable to noncontrolling interests of consolidated subsidiary	(407,933)	-		(407,933)

Loss on redemption – Series A & B convertible redeemable preferred stock	(2,385,000)			(2,385,000)
Net income (loss) attributable to common stockholders	$(21,666,691)	$13,074,769		$(8,591,922)

Net loss per share information:
Basic	$(8.50)	$5.13		$(3.37)
Diluted	$(8.50)	$5.13		$(3.37)

Weighted average shares outstanding:
Basic	2,548,549	2,548,549		2,548,549
Diluted	2,548,549	2,548,549		2,548,549

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DIGITAL ALLY, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

	Digital Ally, Inc. as reported	Pro Forma Adjustments	Notes	Transaction Accounting Adjustments	Digital Ally, Inc. Post Spin-Off Pro Forma

Revenue:
Product	$9,180,287	$(2,787,237)	(a)	$—	$6,393,050
Service and other	12,233,147	(7,922,523)	(a)	—	4,310,624

Total revenue	21,413,434	(10,709,760)		—	10,703,674

Cost of revenue:
Product	8,635,047	(2,437,986)	(a)	—	6,197,061
Service and other	7,114,612	(5,131,392)	(a)	—	1,983,220

Total cost of revenue	15,749,659	(7,569,378)		—	8,180,281

Gross profit	5,663,775	(3,140,382)		—	2,523,393

Selling, general and administrative expenses:
Research and development expense	1,930,784	—		—	1,930,784
Selling, advertising and promotional expense	5,717,824	(3,630,679)	(a)(b)	—	2,087,145
General and administrative expense	12,776,077	(3,333,876)	(a)(c)(d)	1,500,000	10,942,201

Total selling, general and administrative expenses	20,424,685	(6,964,555)		1,500,000	14,960,130

Operating loss	(14,760,910)	3,824,173		(1,500,000)	(12,436,737)

Other income (expense):
Interest income	310,200	—		—	310,200
Interest expense	(28,600)	—		—	(28,600)
Other income (loss)	—	—		—	—
Gain on extinguishment of debt	10,000	—		—	10,000
Change in fair value of contingent consideration promissory notes	3,732,789	(3,700,000)	(a)	—	32,789
Change in fair value of short-term investments	(101,645)	—		—	(101,645)
Change in fair value of warrant derivative liabilities	36,664,907	—		—	36,664,907
Warrant modification expense	(295,780)	—		—	(295,780)

Total other income	40,291,871	(3,700,000)		—	36,591,871

Income (loss) before income tax benefit	25,530,961	124,173		(1,500,000)	24,155,134
Income tax benefit	—	—		—	—

Net income (loss)	25,530,961	124,173		(1,500,000)	24,155,134

Net loss (income) attributable to noncontrolling interests of consolidated subsidiary	(56,453)	—		—	(56,453)

Net income (loss) attributable to common stockholders	$25,474,508	$124,173		$(1,500,000)	$24,098,681

Net loss per share information:
Basic	$10.14	$(0.05)		$(0.60)	$9.59
Diluted	$10.14	$(0.05)		$(0.60)	$9.59

Weighted average shares outstanding:
Basic	2,511,114	2,511,114		2,511,114	2,511,114
Diluted	2,511,114	2,511,114		2,511,114	2,511,114

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Notes to Unaudited Pro Forma Combined Financial Data

1. Basis of Presentation

The unaudited pro forma condensed combined financial statements are based on Digital Ally, Inc.’s historical financial statements and the newly formed Kustom Entertainment, Inc., as adjusted to give effect to the Separation. The unaudited pro forma combined statements of operations for the years ended December 31, 2022 and December 31, 2021, respectively, give effect to the Separation as if it had occurred on January 1, 2021. The unaudited pro forma combined balance sheet as of December 31, 2022, gives effect to the Separation as if it had occurred on January 1, 2021. Kustom Entertainment has historically operated as part of Digital Ally, Inc. (“Former Parent”) and not as a standalone company. Financial statements representing the historical operations have been derived from the Former Parent’s historical accounting records and are presented on a carve-out basis. All revenues and costs as well as assets and liabilities directly associated with the business activity of the Company are included in the financial statements. The financial statements also include allocations of certain general, administrative, sales and marketing expenses and cost of sales from Former Parent. However, amounts recognized by the Company are not necessarily representative of the amounts that would have been reflected in the financial statements had the Company operated independently of Former Parent. Former Parent allocations are discussed further in Note 2. As part of Former Parent, the Company has historically been dependent upon Former Parent for a majority of its working capital and financing requirements as the Former Parent uses a centralized approach to cash management and financing of its operations. Financial transactions relating to the Company are accounted for through the Former Parent due to/from account.

2. Pro Forma Adjustments

Pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following correspond to the footnotes in the above financial statements.

Balance Sheet – December 31, 2022

(a)	Reflects the stand-alone financial balances of TicketSmarter, Inc., separate from the Former Parent. As Kustom 440, Inc. and BirdVu Jets, Inc. did not have operations during the year ended December 31, 2022, they have no impact on the period’s balance sheet.

(b)	Reflects the allocation of $1.3 million in particular fixed assets, at net carrying value, to Kustom Entertainment, Inc. at the Distribution date, in accordance with the signed Distribution Agreement.

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(c)	Reflects the allocation of $0.8 million in accounts payable to Kustom Entertainment, Inc. as of December 31, 2022. In accordance with the signed Distribution Agreement, these payables shall be charged to and paid by Kustom Entertainment, thus shall be deemed to be the Company’s liabilities.

Statement of Operations - Year ended December 31, 2022

(a)	Reflects the stand-alone statement of operations of TicketSmarter, Inc., separate from the Former Parent. As Kustom 440, Inc. and BirdVu Jets, Inc. did not have operations during the year ended December 31, 2022, they have no impact on the period’s statement of operations.

(b)	Reflects the allocation of $2.8 million in advertising expenses to Kustom Entertainment, Inc. at the Distribution date, in accordance with the signed Distribution Agreement.

(c)	Reflects the allocation of $2.8 million in general and administrative expenses, mostly payroll and travel related, to Kustom Entertainment, Inc. at the Distribution date, in accordance with the signed Distribution Agreement.

Statement of Operations - Year ended December 31, 2021

(a)	Reflects the stand-alone statement of operations of TicketSmarter, Inc., separate from the Former Parent. As Kustom 440, Inc. and BirdVu Jets, Inc. did not have operations during the year ended December 31, 2021, they have no impact on the period’s statement of operations.

(b)	Reflects the allocation of $2.1 million in advertising expenses to Kustom Entertainment, Inc. at the Distribution date, in accordance with the signed Distribution Agreement.

(c)	Reflects the allocation of $1.6 million in general and administrative expenses, mostly payroll and travel related, to Kustom Entertainment, Inc. at the Distribution date, in accordance with the signed Distribution Agreement.

(d)	Reflects the allocation of one half of the anticipated transactions costs, as if the Separation had occurred on January 1, 2021.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Common Stock

The material terms of our Common Stock are described under the caption “Description of Capital Stock” in this prospectus.

Warrants

Duration and Exercise Price

The Warrants consist of up to (i) 375,000 Shares of Common Stock Issuable Upon Exercise of Tranche 1 Common Stock Purchase Warrants (ii) 375,000 Shares of Common Stock Issuable Upon Exercise of Tranche 2 Common Stock Purchase Warrants and (iii) 375,000 Shares of Common Stock Issuable Upon Exercise of Tranche 3 Common Stock Purchase Warrants. Each Warrant offered hereby will have an initial exercise price equal to (i) $5.50 for Tranche 1 Common Stock Purchase Warrants (ii) $6.50 for Tranche 2 Common Stock Purchase Warrants and (iii) $7.50 for Tranche 3 Common Stock Purchase Warrants per share. The Warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate proportional adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of Common Stock and the exercise price.

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Exercisability

The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and, within the earlier of (i) two trading days and (ii) the number of trading days comprising the standard settlement period with respect to the shares of Common Stock as in effect on the date of delivery of the notice of exercise thereafter, payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder may not exercise any portion of the Warrant to the extent that the holder, together with its affiliates and any other persons acting as a group together with any such persons, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the number of ordinary shares outstanding immediately after exercise (the “Beneficial Ownership Limitation”); provided that a holder with a Beneficial Ownership Limitation of 4.99%, upon notice to us and effective 61 days after the date such notice is delivered to us, may increase the Beneficial Ownership Limitation so long as it in no event exceeds 9.99% of the number of ordinary shares outstanding immediately after exercise.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction or a principal transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121.

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In connection with the sale of the securities covered hereby, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that each Selling Stockholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We will pay certain fees and expenses incurred by us incident to the registration of the securities.

Because the Selling Stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are requesting that each Selling Stockholder confirm that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholder.

We intend to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and are informing the Selling Stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF CAPITAL STOCK

The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the applicable provisions of the Nevada Revised Statutes (“NRS”) and our Charter and bylaws (“Bylaws”) as in effect at the time of any offering. Copies of our Charter and our Bylaws are included as exhibits to the registration statement of which this prospectus forms a part.

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Our Authorized Capital Stock

Under our Charter, we are authorized to issue 210,000,000 shares of capital stock consisting of (a) 200,000,000 shares of our Common Stock, par value $0.001 per share, and (b) 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share. As of April 19, 2023 there were 2,755,224 shares of our Common Stock issued and outstanding and no shares of our preferred stock were issued and outstanding.

Common Stock

Voting Rights. Each share of our Common Stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting, and the minority would not be able to elect any director at that meeting.

Dividend Rights. Each share of our Common Stock is entitled to receive an equal dividend, if one is declared. We cannot provide any assurance that we will declare or pay cash dividends on our Common Stock in the future. Any future determination to declare cash dividends will be made at the discretion of our Board, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board may deem relevant. Our Board may determine it to be necessary to retain future earnings (if any) to finance our growth. See “Risk Factors” and “Dividend Policy.”

Liquidation. If the Company is liquidated, then assets that remain (if any) after the creditors are paid and the owners of any securities with liquidation preferences senior to the Common Stock are paid will be distributed to the owners of our Common Stock pro rata.

Preemptive Rights. Owners of our Common Stock have no preemptive rights. We may sell shares of our Common Stock to third parties without first offering such shares to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our Common Stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations. Owners of our Common Stock do not ordinarily have the right to require us to buy their Common Stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our Common Stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Nonassessability. All outstanding shares of our Common Stock are fully paid and nonassessable.

Listing. Our Common Stock trades on Nasdaq under the symbol “DGLY.”

Preferred Stock

Our Board is authorized to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of preferred stock, of one or more series of preferred stock, without stockholder approval, by filing a certificate pursuant to the applicable law of the State of Nevada (the “Preferred Stock Designation”), setting forth such resolution and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof. The powers, designation, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

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It is not possible to state the actual effect of any future series of preferred stock upon the rights of holders of the Common Stock because our Board has the power to determine the specific rights of the holders of any future series of preferred stock. Our Board’s authority to issue preferred stock provides a convenient vehicle in connection with possible acquisitions and other corporate purposes, but could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. Accordingly, the issuance of the preferred stock may be used as an “anti-takeover” device without further action on the part of our stockholders and may adversely affect the holders of the common stock.

Options and Warrants

As of April 19, 2023, there were outstanding Common Stock options entitling the holders to purchase 53,600 shares of Common Stock at a weighted average exercise price of $45.55 per share with a weighted average remaining contractual life of 6.6 years, and warrants entitling the holders to purchase up to 1,148,286 shares of Common Stock at a weighted average exercise price of $7.42 per share with a weighted average remaining contractual life of 4.9 years.

Nevada Anti-Takeover Statutes

Nevada law provides that an acquiring person who acquires a controlling interest in a corporation may only exercise the voting rights of control shares if those voting rights are conferred by a majority vote of the corporation’s disinterested stockholders at a special meeting held upon the request of the acquiring person. If the acquiring person is accorded full voting rights and acquires control shares with at least a majority of all the voting power, then stockholders who did not vote in favor of authorizing voting rights for those control shares are entitled to payment for the fair value of such stockholders’ shares. A “controlling interest” is an interest that is sufficient to enable the acquiring person to exercise at least one-fifth of the voting power of the corporation in the election of directors. “Control shares” are outstanding voting shares that an acquiring person or associated persons acquire or offer to acquire in an acquisition and those shares acquired during the 90-day period before the person involved became an acquiring person.

These provisions of Nevada law apply only to “issuing corporations” as defined therein. An “issuing corporation” is a Nevada corporation that (a) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada, and (b) does business in Nevada directly or through an affiliated corporation. As of the date of this prospectus supplement, we do not have 100 stockholders of record that are residents of Nevada. Therefore, these provisions of Nevada law do not apply to acquisitions of our shares and will not so apply until such time as both of the foregoing conditions are satisfied. At such time as these provisions of Nevada law may apply to us, they may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Nevada law also restricts the ability of a corporation to engage in any combination with an interested stockholder for three years from when the interested stockholder acquires shares that cause the stockholder to become an interested stockholder, unless the combination or purchase of shares by the interested stockholder is approved by the Board of Directors before the stockholder became an interested stockholder. If the combination was not previously approved, then the interested stockholder may only effect a combination after the three-year period if the stockholder receives approval from a majority of the disinterested shares or the offer satisfies certain fair price criteria.

An “interested stockholder” is a person who is:

●	the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation; or

●	an affiliate or associate of the corporation and, at any time within three years immediately before the date in question, was the beneficial owner, directly or indirectly of 10% or more of the voting power of the then outstanding shares of the corporation.

Our Charter and Bylaws do not exclude us from these restrictions.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage some types of transactions that may involve the actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for the potential restructuring or sale of all or a part of our company. However, these provisions could discourage potential acquisition proposals and could delay or prevent a change in control of our company. They also may have the effect of preventing changes in our management.

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Transfer Agent

The transfer agent for our Common Stock is Securities Transfer Corporation, 2901 N. Dallas Parkway, Suite 380, Plano, Texas 75093.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sullivan &Worcester LLP of New York, New York.

EXPERTS

The consolidated financial statements of Digital Ally, Inc. as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022, incorporated for purposes of this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been audited by RBSM LLP, an independent registered public accounting firm, as stated in their report thereon (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), incorporated herein by reference and have been incorporated in this registration statement of which this prospectus forms a part in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. We also maintain a website at www.digitalallyinc.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our Common Stock in this offering.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023;

●	The description of our Common Stock contained in (i) our registration statement on Form 8-A, filed with the SEC on December 28, 2007 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, and (ii) Exhibit 4.6—Description of Securities Registered Pursuant to Section 12 of the Exchange Act, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on April 15, 2022; and

●	Our Current Reports on Forms 8-K filed with the SEC on January 4, 2023, January 11, 2023, February 7, 2023, February 23, 2023, April 3, 2023 and April 7, 2023.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Digital Ally, Inc.

14001 Marshall Drive

Lenexa, KS 66215

(913) 814-7774

Copies of these filings are also available on our website at www.digitalallyinc.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

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Up to 1,925,000 Shares of Common Stock

Consisting of

Up to 800,000 Shares of Common Stock Issuable Upon Conversion of Senior Secured Convertible

Notes

Up to 375,000 Shares of Common Stock Issuable Upon Exercise of Tranche 1 Common Stock Purchase Warrants

Up to 375,000 Shares of Common Stock Issuable Upon Exercise of Tranche 2 Common Stock Purchase Warrants

Up to 375,000 Shares of Common Stock Issuable Upon Exercise of Tranche 3 Common Stock Purchase Warrants

PROSPECTUS

The date of this prospectus is May 15, 2023.